UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Altria Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALTRIA GROUP, INC.

LOUIS C. CAMILLERI	120 PARK AVENUE
CHAIRMAN OF THE BOARD	NEW YORK, NEW YORK 10017

March 14, 2005

Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2005 Annual Meeting of Stockholders of Altria Group, Inc. to be held on Thursday, April 28, 2005 at 9:00 a.m., at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey.

At this year’s meeting, we will vote on the election of twelve directors, two compensation plans, the ratification of PricewaterhouseCoopers LLP’s selection as the Company’s independent auditors and, if properly presented, four proposals from stockholders. There will also be a report on the Company’s business, and stockholders will have an opportunity to ask questions.

We anticipate that a large number of stockholders will attend the meeting. Because seating is limited, you may bring only one immediate family member as a guest. To attend the meeting, you must present an admission ticket and government-issued photographic identification. Please note that you must submit a request for an admission ticket. To request an admission ticket, please follow the instructions set forth on page 2 in response to question 4.

The meeting facilities will open at 7:30 a.m. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting are requested to write to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017. For your comfort and security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, laptops, video and still cameras, pagers and pets will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules. While they may seem strict to some, they assist us in conducting a safe and orderly meeting and are in everyone’s interest.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet.

Your vote is important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,

For further information about the Annual Meeting,

please call 1-800-367-5415

ALTRIA GROUP, INC.

120 Park Avenue

New York, New York 10017

NOTICE OF 2005 ANNUAL MEETING OF

STOCKHOLDERS OF ALTRIA GROUP, INC.

TIME:	9:00 a.m. on Thursday, April 28, 2005

PLACE:	The Kraft Foods Inc. Robert M. Schaeberle Technology Center
188 River Road
East Hanover, New Jersey

ITEMS OF BUSINESS:	1) To elect twelve directors.

2) To vote on the 2005 Performance Incentive Plan.

3) To vote on the 2005 Stock Compensation Plan for Non-Employee Directors.

4) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2005.

5) To vote on four stockholder proposals, if properly presented at the meeting.

6) To transact other business properly coming before the meeting.

WHO CAN VOTE:	Stockholders of record on March 7, 2005.

2004 ANNUAL REPORT:	A copy of our 2004 Annual Report is enclosed.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to stockholders on or about March 14, 2005.

G. Penn Holsenbeck
Vice President and Corporate Secretary

March 14, 2005

WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

PLEASE NOTE THAT YOU MUST SUBMIT A REQUEST FOR AN ADMISSION TICKET. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 2 IN RESPONSE TO QUESTION 4.

TABLE OF CONTENTS

ALTRIA GROUP, INC.

120 PARK AVENUE

NEW YORK, NEW YORK 10017

March 14, 2005

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2005

Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2005 Annual Meeting of Stockholders of Altria Group, Inc. at 9:00 a.m., at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey. The proxies also may be voted at any adjournments or postponements of the meeting.

We are first sending the proxy materials to stockholders on or about March 14, 2005.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

Only stockholders of record of shares of common stock at the close of business on March 7, 2005, are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each stockholder of record on the record date is entitled to one vote for each share of common stock held. On March 7, 2005, there were 2,068,613,338 shares of common stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

1.    WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Louis C. Camilleri and Charles R. Wall have been designated as proxies for the 2005 Annual Meeting of Stockholders.

2.    WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2005 Annual Meeting of Stockholders is March 7, 2005. The record date is established by the Board of Directors as required by Virginia law. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)    receive notice of the meeting; and

(b)    vote at the meeting and any adjournments or postponements of the meeting.

3.    WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

—If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

—If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 16 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.    HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must request an admission ticket. Because seating is limited, you may bring only one immediate family member as a guest. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for an admission ticket by April 20, 2005 by mailing or faxing a request to the Company’s Corporate Secretary at 120 Park Avenue, New York, NY 10017, facsimile: 1-800-352-6172 (from within the United States) or 1-914-272-0985 (from outside the United States). Please include the following information:

-	your name and mailing address;
-	whether you need special assistance at the meeting;
-	the name of your immediate family member, if one will accompany you; and
-	if your shares are held for you in the name of your broker or bank, evidence of your stock ownership (such as a letter from your broker or bank or a photocopy of a current brokerage or other account statement) as of March 7, 2005.

5.    WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)    In Writing:    All stockholders of record can vote by mailing in their completed proxy card (in the case of registered stockholders) or their completed vote instruction form (in the case of street name holders).

(b)    By Telephone and Internet Proxy:    All registered stockholders of record also can vote their shares of common stock by touchtone telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or the Internet if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

(c)    In Person:    All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

6.    HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)    giving written notice to the Corporate Secretary of the Company;

(b)    delivering a later-dated proxy; or

(c)    voting in person at the meeting.

7.    ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will continue our long-standing practice of holding the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2006 Annual Meeting of Stockholders, stockholders may:

(a)    vote in favor of all nominees;

(b)    vote to withhold votes as to all nominees; or

(c)    withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast.

The Board recommends a vote “FOR” all of the nominees.

9.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH COMPENSATION PLAN AND WHAT VOTE IS NEEDED TO APPROVE EACH COMPENSATION PLAN?

A separate vote will be held on each compensation plan. When voting on each of the plans, stockholders may:

(a)    vote in favor of the plan;

(b)    vote against the plan; or

(c)    abstain from voting on the plan.

A plan will be approved if the votes cast “FOR” the plan exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” each of the compensation plans.

10.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

When voting on the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the Company, stockholders may:

(a)    vote in favor of the ratification;

(b)    vote against the ratification; or

(c)    abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

11.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH STOCKHOLDER PROPOSAL PROPERLY PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE ANY OF THE STOCKHOLDER PROPOSALS?

A separate vote will be held on each stockholder proposal that is properly presented at the meeting. When voting on each of the proposals, stockholders may:

(a)    vote in favor of the proposal;

(b)    vote against the proposal; or

(c)    abstain from voting on the proposal.

A stockholder proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST.”

The Board recommends a vote “AGAINST” each of the stockholder proposals.

12.    WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP, FOR approval of each of the compensation plans, and AGAINST each of the stockholder proposals.

13.    WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 7, 2005. Each share of common stock is entitled to one vote. As of March 7, 2005, we had 2,068,613,338 shares of common stock outstanding.

14.    HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

15.    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is EquiServe Trust Company, N.A., P.O. 43075, Providence, RI 02940-3075 or you can reach EquiServe at 1-800-442-0077 (from within the United States) or 1-781-575-3572 (from outside the United States).

16.    WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at our meeting, including the approval of the compensation plans, are not considered “routine” under New York Stock Exchange rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

17.    ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

18. MAY	STOCKHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer stockholders’ questions of general interest during a designated portion of the meeting. In order to provide an opportunity for everyone who wishes to speak, stockholders will be limited to two (2) minutes. Stockholders may speak a second time only after all others who wish to speak have had their turn. When speaking, stockholders are requested to direct questions and comments to the Chairman and should confine their remarks to matters that relate directly to the business of the meeting.

19.    HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 7, 2005, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

BOARD OF DIRECTORS

Board of Directors

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

The Board holds regular meetings typically during the months of January, February, April, May, August, October and December and special meetings are held when necessary. The organizational meeting follows immediately after the Annual Meeting of Stockholders. One of the meetings is held at an offsite location for several days each year to review the Company’s strategic plan. The Board held seven meetings in 2004. The Board meets in executive session at every board meeting. Directors are expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2004, all nominees for director attended at least 75% of the aggregate number of meetings of the Board and all Committees on which they served, during the periods in which they served, except Thomas W. Jones. In addition, nine of the ten nominees for director who served during 2004-2005 term attended the 2004 Annual Meeting of Stockholders.

The Board has adopted Corporate Governance Guidelines which are attached to this proxy statement as Exhibit A. In addition, the Company has adopted the Altria Code of Conduct for Compliance and Integrity, which applies to all of its employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, as well as a code of business conduct and ethics that applies to the members of the Company’s Board. All of these documents are available free of charge on the Company’s website, www.altria.com/governance, and will be provided free of charge to any stockholders requesting a copy by writing to: Corporate Secretary, Altria Group, Inc., 120 Park Avenue, New York, NY 10017.

The information on the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Presiding Director

The non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;
•	Call meetings of the non-management directors as he or she deems necessary;
•	Serve as liaison between the Chairman and the non-management directors;
•	Approve agendas and schedules for Board meetings;
•	Advise the Chairman of the Board’s informational needs and approve information sent to the Board;
•	Together with the Chairman of the Compensation Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and
•	Be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

Robert E. R. Huntley serves as the Presiding Director.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Altria Group, Inc., 120 Park Avenue, New York, NY 10017. The non-management directors have established procedures for the handling of communications from stockholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

Committees of the Board

The Board has established various Committees of the Board to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendation of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees and these charters are attached as Exhibits to this proxy statement and are available on the Company’s website at www.altria.com/governance. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Its responsibilities are set forth in the Audit Committee Charter, which is included as Exhibit B of this proxy statement. The committee’s Report appears on page 31 of this proxy statement. This committee met six times in 2004. The current members of the committee are: Lucio A. Noto (Chair); Elizabeth E. Bailey; J. Dudley Fishburn; Robert E. R. Huntley; George Muñoz; John S. Reed; and Stephen M. Wolf.

The Board has determined that all members of the Audit Committee are financially literate and that Lucio A. Noto and at least one other member of the Committee are “audit committee financial experts” within the meaning of regulations of the Securities and Exchange Commission. No member of the Audit Committee received any payments in 2004 from Altria Group, Inc. or its subsidiaries other than compensation received as a director of Altria Group, Inc.

The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are set forth in the Compensation Committee Charter, which is included as Exhibit C of this proxy statement. The committee’s Report on Executive Compensation appears on pages 19 to 23 of this proxy statement. This committee met five times in 2004. The current members of the committee are: John S. Reed (Chair); Elizabeth E. Bailey; Harold Brown; J. Dudley Fishburn; Robert E. R. Huntley; Lucio A. Noto; and Stephen M. Wolf.

The Executive Committee has the responsibilities set forth in the Executive Committee Charter, which is included as Exhibit D of this proxy statement. This committee did not meet in 2004. The current members of the committee are: Louis C. Camilleri (Chair); Elizabeth E. Bailey; Robert E. R. Huntley; Lucio A. Noto; John S. Reed; Carlos Slim Helú; and Stephen M. Wolf.

The Finance Committee has the responsibilities set forth in the Finance Committee Charter, which is included as Exhibit E of this proxy statement. This committee met three times in 2004. The current members of the committee are: Mathis Cabiallavetta (Chair); Harold Brown; Louis C. Camilleri; J. Dudley Fishburn; Robert E. R. Huntley; Thomas W. Jones; Lucio A. Noto; John S. Reed; and Carlos Slim Helú.

The Nominating and Corporate Governance Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. This Committee has the responsibilities set forth in the Nominating and Corporate Governance Committee Charter, which is included as Exhibit F of this proxy statement. This committee met five times in 2004. The current members of the committee are: Stephen M. Wolf (Chair); Elizabeth E. Bailey; J. Dudley Fishburn; Thomas W. Jones; and John S. Reed.

The Public Affairs and Social Responsibility Committee has the responsibilities set forth in the Public Affairs and Social Responsibility Committee Charter, which is included as Exhibit G of this proxy statement. This committee met two times in 2004. The current members of the committee are: Elizabeth E. Bailey (Chair); J. Dudley Fishburn; Robert E. R. Huntley; George Muñoz; and Stephen M. Wolf.

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes (e.g., financial experience, global business experience) as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. From time to time, the Committee also retains search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. The Committee currently has retained a search firm. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Committee. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “2006 Annual Meeting.”

The Nominees

It is proposed that twelve directors, eleven of whom are non-employee directors, be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Each of the nominees currently serves as a director and, except for George Muñoz and Harold Brown, was elected by the stockholders at the 2004 Annual Meeting. Mr. Muñoz was elected to the Board in October 2004 and Dr. Brown was elected to the Board in December 2004.

The Board has determined that each of the following nominees for director is independent in that such nominee has no material relationship with the Company: Elizabeth E. Bailey, Harold Brown, Mathis Cabiallavetta, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Lucio A. Noto, John S. Reed, and Stephen M. Wolf. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in Annex A to the Corporate Governance Guidelines, which is attached to this proxy statement and is also available at www.altria.com/governance. Each of the above-named nominees qualifies as independent under these standards.

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s By-Laws to reduce the number of directors.

Elizabeth E. Bailey John C. Hower Professor of Business and Public Policy, The Wharton School of the University of Pennsylvania, Philadelphia, PA Director since 1989 Age: 66	Dr. Bailey assumed her present position in July 1991, having served from July 1990 to June 1991 as a professor of industrial administration at Carnegie-Mellon University and as a visiting scholar at the Yale School of Organization and Management. From 1983 to 1990, she was Dean of the Graduate School of Industrial Administration of Carnegie-Mellon University. Dr. Bailey serves as a director of Teachers Insurance Annuity Association and CSX Corporation, and as a trustee of The Brookings Institution, the National Bureau of Economic Research and Bancroft NeuroHealth. Dr. Bailey is Chair of the Public Affairs and Social Responsibility Committee and a member of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees.

Harold Brown Partner, Warburg Pincus, New York, NY Counselor, Center for Strategic and International Studies, Washington, DC Director, 1983-2003 Director since 2004 Age: 77	Dr. Brown has been a partner of Warburg Pincus, a leading private equity firm, since 1990 and has been a Counselor at the Center for Strategic and International Studies since 1992. Previously, he was Chairman of the Foreign Policy Institute at The Johns Hopkins University School of Advanced International Studies. He served as Secretary of Defense for the United States (1977-1981) and President of the California Institute of Technology (1969-1977). Dr. Brown is a member of the board of directors of Evergreen Holdings, Inc. and is a trustee of the California Institute of Technology, the Trilateral Commission (North America) and the RAND Corporation. Dr. Brown served as a director of the Company from 1983 to April 2003, and was re-elected to the Board in December 2004. Dr. Brown is a member of the Compensation and Finance Committees.

Mathis Cabiallavetta Vice Chairman, Marsh & McLennan Companies, Inc., New York, NY Director since 2002 Age: 60	Mr. Cabiallavetta is Vice Chairman of Marsh & McLennan Companies, Inc. (“MMC”) and also is Chairman of MMC International. From 2000 to 2004, he served as a director of MMC and he has been a member of MMC’s International Advisory Board since 1993. Prior to joining MMC, Mr. Cabiallavetta was Chairman of Union Bank of Switzerland, which he joined in 1971. Mr. Cabiallavetta serves as a director of the Swiss American Chamber of Commerce and HBM Bio Ventures AG, Zug (Switzerland). He is Chair of the Finance Committee.

Louis C. Camilleri Chairman and Chief Executive Officer Director since 2002 Age: 50	Mr. Camilleri is the Chairman and Chief Executive Officer of the Company, positions he has held since August 2002 and April 2002, respectively. Previously, from November 1996 to April 2002, he served as Senior Vice President and Chief Financial Officer of the Company. He has been employed continuously by the Company and its subsidiaries in various capacities since 1978. He is Chairman of Kraft Foods Inc. and a director of the New York Stock Exchange Board of Executives. Mr. Camilleri is Chair of the Executive Committee and a member of the Finance Committee.

J. Dudley Fishburn Chairman, HFC Bank plc (UK) United Kingdom Director since 1999 Age: 58	Mr. Fishburn was a Conservative Member of Parliament in the United Kingdom from 1988 to 1997 and also served as a Parliamentary private secretary in the administrations of Prime Ministers Margaret Thatcher and John Major. Prior to entering Parliament, Mr. Fishburn was Executive Editor of The Economist for nine years. Mr. Fishburn serves as a director of Henderson Smaller Companies Investment Trust plc (UK), Beazley Group plc, and chairman of HFC Bank plc (UK). He is a trustee of the Liver Research Trust and the Peabody Housing Trust. Mr. Fishburn is a member of the Audit, Compensation, Finance, Nominating and Corporate Governance and Public Affairs and Social Responsibility Committees.

Robert E. R. Huntley Retired lawyer, educator and businessman Director since 1976 Age: 75	Mr. Huntley retired as counsel to the law firm of Hunton & Williams in December 1995, a position he had held since December 1988. Previously, Mr. Huntley had served as Chairman, President and Chief Executive Officer of Best Products Co., Inc., Professor of Law at Washington and Lee School of Law and President of Washington and Lee University. He is the Presiding Director, and a member of the Audit, Compensation, Executive, Finance, and Public Affairs and Social Responsibility Committees.

Thomas W. Jones Former Chairman and Chief Executive Officer, Global Investment Management, Citigroup Inc., New York, NY Director since 2002 Age: 55	Mr. Jones held the position of Chairman and Chief Executive Officer, Global Investment Management with Citigroup Inc. from August 1999 to December 2004. He joined Travelers Group as Vice Chairman in 1997 and served as Chairman and Chief Executive Officer of Smith Barney Asset Management until October 1998. Prior to joining Travelers Group, Mr. Jones served as Vice Chairman of TIAA-CREF, the largest pension system in the United States, from 1995 to 1997. He is also a trustee of Cornell University. Mr. Jones is a member of the Finance and Nominating and Corporate Governance Committees.

George Muñoz Principal, Muñoz Investment Banking Group, LLC, Washington, DC Partner, Tobin, Petkus & Muñoz, Chicago, IL Director since 2004 Age: 53	Mr. Muñoz is a principal in the Washington, D.C.-based firm of Muñoz Investment Banking Group, LLC. He is also a partner in the Chicago-based law firm of Tobin, Petkus & Muñoz. He served as President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to January 2001. Prior to that, Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the United States Treasury Department (1993 – 1997). Mr. Muñoz is a CPA and an attorney with an extensive background in international business. He is a member of the Board of Directors of Marriott International, Inc., Archipelago Holdings, Inc. and of Anixter International, Inc. He also serves on the Board of Trustees of the National Geographic Society. He has served as a director of the Company since 2004. Mr. Muñoz is a member of the Audit and Public Affairs and Social Responsibility Committees.

Lucio A. Noto Managing Partner, Midstream Partners, LLC, New York, NY, energy investment company Director since 1998 Age: 66	Mr. Noto assumed his current position in March 2001. He retired as Vice Chairman of Exxon Mobil Corporation in January 2001, a position he had held since the merger of the Exxon and Mobil companies in November 1999. Before the merger, Mr. Noto was Chairman and Chief Executive Officer of Mobil Corporation. Mr. Noto had been employed by Mobil continuously since 1962. Mr. Noto is a director of International Business Machines Corporation and United Auto Group Inc. He also serves on the International Advisory Councils of Mitsubishi Corp. (Tokyo) and TAMASEK (Singapore). He is Chair of the Audit Committee and a member of the Compensation, Executive, and Finance Committees.

John S. Reed Chairman, New York Stock Exchange Retired Chairman and Co-CEO, Citigroup Inc., New York, NY Director, 1975-2003 Director since 2004 Age: 66	Mr. Reed is currently Chairman of the New York Stock Exchange, a position he has held since September 2003, but he will be stepping down from that position in April 2005. He also served as Interim Chief Executive Officer of the New York Stock Exchange from September 2003 to January 2004. He retired from his position with Citigroup Inc. in April 2000, a position he had held since 1998. Previously, Mr. Reed had also been the Chairman of Citicorp and Citibank, N.A. since 1984. Mr. Reed had held numerous positions with Citigroup Inc., and its predecessors and affiliates since 1965. He is also a member of the Corporation of the Massachusetts Institute of Technology, a director of the Spencer Foundation, Manpower Demonstration Research Corp., and National Writing Project, and a trustee of The RAND Corporation. Mr. Reed served as a director of the Company from 1975 to September 2003, when he resigned to serve as Interim Chairman and Chief Executive Officer of the New York Stock Exchange. He is Chair of the Compensation Committee and a member of the Audit, Executive, Finance, and Nominating and Corporate Governance Committees.

Carlos Slim Helú Chairman Emeritus, Grupo Carso, S.A. de C.V. Chairman, Teléfonos de México, S.A. de C.V. Chairman, Carso Global Telecom, S.A. de C.V., México Director since 1997 Age: 65	Mr. Slim became Chairman Emeritus of Grupo Carso, S.A. de C.V.(1) in October 1998. Previously and from 1991, he was Chairman of Grupo Carso, S.A. de C.V. He has also served as Chairman of America Movil, S.A. de C.V. since September 2000 and Chairman of América Telecom, S.A. de C.V. since February 2002. Mr. Slim also is Chairman Emeritus of Grupo Financiero Inbursa, S.A. de C.V. He is a member of each of the Advisory Council for Latin America of the New York Stock Exchange and the board of Fundacion Unam A.C. and Patronato del Hospital Infantil. He is also Chairman of the Executive Committee for the Rescue of the Historical Center of Mexico City and Chairman of the Museo Soumaya. Mr. Slim is a member of the Executive and Finance Committees.

Stephen M. Wolf Chairman, R.R. Donnelley & Sons Company, Chicago, IL Managing Partner, Alpilles LLC, Arlington, VA Director since 1993 Age: 63	Mr. Wolf assumed his position as Chairman of R.R. Donnelley & Sons Company in March 2004. He assumed his position as Managing Partner of Alpilles LLC in April 2003. He is the retired Chairman of US Airways Group, Inc.(2) and US Airways, Inc., positions he had held from November 2001 to April 2003. Previously and from August 1994, he was senior advisor in the investment banking firm of Lazard Frères & Co. LLC. From 1987 to July 1994, Mr. Wolf served as Chairman and Chief Executive Officer of UAL Corporation and United Air Lines, Inc. He serves as a trustee of The Brookings Institution and the World Wildlife Fund. Mr. Wolf is Chair of the Nominating and Corporate Governance Committee and a member of the Audit, Compensation, Executive, and Public Affairs and Social Responsibility Committees.

(1) A subsidiary of Grupo Carso, S.A. de C.V. participates in a Mexican cigarette joint venture with a subsidiary of Philip Morris International Inc. Mr. Slim is Chairman Emeritus of Grupo Carso.

(2) US Airways Group, Inc. filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code in August 2002 and emerged from bankruptcy protection under a plan of reorganization effective March 31, 2003. In September 2004, US Airways Group, Inc. filed again for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. With respect to non-employee directors, the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of stockholders.

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the Company’s compensation survey group (defined on page 19) and considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

During 2004, non-employee directors received an annual retainer of $40,000 and fees of $2,000 for each Board and Committee meeting attended ($2,500 for committee chairs). Non-employee director committee chairs received annual retainers of $10,000 for additional services rendered in connection with committee chair responsibilities.

Pursuant to the 2000 Stock Compensation Plan for Non-Employee Directors, on April 29, 2004, each non-employee director received an annual share award of that number of shares of common stock having an aggregate fair market value of $120,000 on the date of grant (2,177 shares of common stock with a fair market value of $55.13 per share).

As described below under 2005 Stock Compensation Plan for Non-Employee Directors, stockholders are being asked to approve the 2005 Non-Employee Director Plan. If approved by stockholders, the aggregate fair market value of the annual share award will be $120,000 in 2005 and could be higher thereafter, as may be determined by the Nominating and Corporate Governance Committee.

A non-employee director may elect to defer the award of shares of common stock, meeting fees and all or part of the annual retainer. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in eight “investment choices,” including a common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the Altria Group, Inc. Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. Subject to certain restrictions, a non-employee director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

Non-employee directors also are covered by business travel and accident insurance that the Company maintains for their benefit when they travel on Company business as well as group life insurance.

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of common stock beneficially owned as of March 1, 2005, by each director, nominee for director, executive officer named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1) (2)
Elizabeth E. Bailey	38,103
Harold Brown	26,334
Mathis Cabiallavetta	4,129
Louis C. Camilleri	2,919,024
Roger K. Deromedi	482,591
J. Dudley Fishburn	8,825
Robert E. R. Huntley	48,325
Thomas W. Jones	12,336
George Muñoz	1,000
Lucio A. Noto	46,156
Steven C. Parrish	1,429,014
John S. Reed	73,950
Carlos Slim Helú	4,185,051
Michael E. Szymanczyk	1,286,449
Charles R. Wall	1,567,815
Stephen M. Wolf	31,181
Group (25 persons)	14,096,712

(1)	Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before April 30, 2005 as follows: Dr. Bailey, 14,334; Dr. Brown, 14,334; Mr. Camilleri, 2,193,740; Mr. Deromedi, 315,009; Mr. Fishburn, 4,695; Mr. Huntley, 14,334; Mr. Jones, 2,295; Mr. Noto, 14,334; Mr. Parrish, 1,064,372; Mr. Reed, 14,334; Mr. Slim, 14,334; Mr. Szymanczyk, 956,577; Mr. Wall, 1,326,708; Mr. Wolf, 14,334; and group, 7,016,953. Also includes shares of restricted common stock as follows: Mr. Camilleri, 700,000; Mr. Parrish, 174,370; Mr. Szymanczyk, 228,950; Mr. Wall, 186,550; and group, 1,811,340.

(2)	Includes shares as to which beneficial ownership is disclaimed by Mr. Noto, 15,935 (shares held by spouse); and Mr. Parrish, 34,253 (shares held by children and family trust). Also includes 4,161,000 shares as to which Mr. Slim shares voting and/or investment power with others and has disclaimed beneficial ownership except to the extent of his pecuniary interest therein. Also includes 18,263 additional shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed, as follows: Mr. Huntley, 3,600 (shares held in joint tenancy); Mr. Noto, 2,243 (shares held in joint tenancy); Mr. Parrish, 300 (shares held in joint tenancy); and others in group, 12,120. Also includes shares of deferred stock as follows: Dr. Bailey, 7,852; Mr. Cabiallavetta, 4,129; Mr. Jones, 4,922; Mr. Noto, 5,790; Mr. Reed, 2,268; Mr. Slim, 4,922; and Mr. Wolf, 4,922. Also includes 4,130 deferred stock units in the case of Mr. Fishburn.

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding on March 7, 2005
Capital Research and Management Company(1)	161,153,900	7.79
333 South Hope Street
Los Angeles, CA 90071

(1)	According to Schedule 13G, dated February 4, 2005, filed with the Securities and Exchange Commission by Capital Research and Management Company.

Section 16(a) Beneficial Reporting Compliance

In April 2004, Walter V. Smith, Vice President, Taxes, inadvertently underreported his holdings of the Company’s common stock on the Form 3 filed on his behalf. An amended Form 3 was filed promptly thereafter. In addition, in January 2005, Stephen C. Parrish, Senior Vice President, Corporate Affairs, discovered that he had inadvertently underreported his holdings of the Company’s common stock on the Form 3 filed on his behalf. A Form 5 correcting the erroneous Form 3 was filed promptly thereafter.

EXECUTIVE COMPENSATION

Comparison of Five-Year Cumulative Total Return

The following graph compares the cumulative total return on common stock for the last five years with the cumulative total return for the same period of the S&P 500 Index and the Altria peer group index. The graph assumes the investment of $100 in common stock and each of the indices as of the market close on December 31, 1999, quarterly reinvestment of all dividends and annually weighted returns by stock market capitalization for each company in the peer group.

Date	Altria Group	S&P 500	Altria Peer Group (1)
December 31, 1999	$100.00	$100.00	$100.00
December 29, 2000	205.22	90.89	107.52
December 31, 2001	223.91	80.14	101.66
December 31, 2002	209.37	62.47	102.04
December 31, 2003	299.38	80.35	119.25
December 31, 2004	354.49	89.07	128.67

(1)	The Altria peer group consists of the following companies that are competitors of the Company’s operating subsidiaries or that have been selected on the basis of size, global focus or industry leadership: Anheuser-Busch Companies, Inc., British American Tobacco p.l.c., Campbell Soup Company, The Coca-Cola Company, ConAgra Foods, Inc., General Mills, Inc., The Gillette Company, H. J. Heinz Company, Hershey Foods Corporation, Kellogg Company, Nestlé S.A., PepsiCo, Inc., The Procter & Gamble Company, Reynolds American Inc.(a), Sara Lee Corporation, Unilever N.V., and UST Inc.

(a)	On July 30, 2004, R.J. Reynolds Tobacco Company merged with Brown & Williamson Tobacco Corporation to form Reynolds American Inc.

Compensation Committee Report on Executive Compensation

To Our Stockholders:

The Compensation Committee is responsible for overseeing executive compensation programs that are designed to:

•	support the Company’s efforts to develop world-class leaders;

•	support business strategies that promote growth, societal alignment and integrity of conduct within the Company, while appropriately balancing short-term and long-term goals;

•	reinforce the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and other critical individual and business objectives; and

•	align the interests of executives with those of stockholders through the use of equity-based awards and long-term cash incentive awards that link compensation to stockholder return and stock ownership guidelines.

To ensure that the Company’s compensation programs are properly benchmarked with those of our competitors, the Committee compares the Company’s compensation practices to a compensation survey group. The compensation survey group consists of the following 23 companies: 3M Company, Anheuser-Busch Companies, Inc., Bristol-Myers Squibb Company, Campbell Soup Company, Citigroup Inc., The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., Exxon Mobil Corporation, Ford Motor Company, General Electric Company, General Mills, Inc., General Motors Corporation, The Gillette Company, H.J. Heinz Company, International Business Machines Corporation, Johnson & Johnson, Kellogg Company, Merck & Co., Inc., PepsiCo, Inc., Pfizer Inc., The Procter & Gamble Company and Reynolds American Inc. Companies are selected for this survey group based on the following criteria:

•	are of a similar size and have executive positions similar in breadth, complexity and scope of responsibility;

•	have global businesses; and

•	compete with the Company for executive talent.

The Committee determined that it is appropriate to design programs that deliver total compensation for executives within the top or fourth quartile of the compensation survey group when business objectives are achieved and individual performance exceeds targeted goals. The Committee considers the following in determining executive compensation under the Company’s compensation plans:

•	the Company’s financial performance compared with its annual and long-term goals, as measured by net earnings, earnings per share growth, return on equity, operating companies income, market share growth, volume growth, implementation of strategic initiatives, and financial comparisons to companies within the compensation survey group measured by total stockholder return;

•	integrity of conduct within the Company, compliance and internal controls, and actions taken to promote societal alignment;

•	each executive’s contributions to the Company’s overall results;

•	the external challenges to the Company’s ability to recruit and retain executive talent, given the environment surrounding the tobacco industry; and

•	the Company’s size and complexity compared with companies in the compensation survey group.

Based on the latest available data, provided by Hewitt Associates, total compensation for the Company’s executive officer group ranked within the third quartile of the compensation survey group.

There are three major elements to the Company’s overall compensation program: base salary, annual incentives, and long-term incentives that include equity and cash. By design, approximately three-fourths of the compensation awarded to executives is at-risk incentive compensation, delivered in both equity and cash that is directly related to the overall performance of the Company and its operating companies.

An overview of each of the major compensation program elements follows.

Base Salary

Each year, the Committee determines the base salaries for the Chairman and Chief Executive Officer and those senior executive officers reporting to the Chief Executive Officer. The Committee reviews the following qualitative factors when determining base salaries: the executive’s individual performance, level of responsibility, prior experience, and a comparison to base salaries paid for comparable positions within the Company.

Annual Incentives

The Company’s annual incentive program is designed to focus executives on those measures identified as having a positive impact on the Company’s business results. At the conclusion of each year, the Committee assesses the Company’s performance based on quantitative and qualitative measures including but not limited to discretionary cash flow, earnings per share, market share and volume.

For 2004, annual incentive awards to executives were based on an assessment of participant, operating company and corporate performance. The Committee did not assign specific weights to any of these factors used in the assessment of performance. At the corporate level, the financial performance factors included total cash flow (which the Company defines as net cash provided by operating activities less capital expenditures), operating companies income and earnings per share. At the operating company level, the performance factors included operating company income, discretionary cash flow, net revenue, volume and market share.

The Committee also evaluated the Company’s performance across such qualitative factors as portfolio management, innovation, societal alignment, management of regulatory and legal challenges, compliance and internal controls and diversity and leadership development. Annual incentive awards for 2004 generally ranged from below to somewhat above target levels.

For those executives whose compensation is subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code (the “covered officers”), annual incentive awards are also contingent upon the achievement of adjusted net earnings derived from a compensation formula set by the Committee. For 2004, the Company’s adjusted net earnings target was achieved and the covered officers received payments consistent with financial performance as permitted under the formula established and approved at the beginning of the year.

Long-Term Incentives

The 2000 Performance Incentive Plan (the “2000 Plan”), approved by stockholders at the 2000 Annual Meeting, enables the Company to grant restricted stock, stock options, stock appreciation rights, and other equity awards, based on the Company’s common stock, as well as performance-based, long-

term incentive cash awards, to the Company’s salaried employees. Long-term incentives assist the Company in focusing employee efforts on attaining performance goals over a number of years, a focus that is integral to the Company’s continued success. With the 2000 Plan set to expire in May 2005, the Board is requesting that stockholders approve the 2005 Performance Incentive Plan (the “2005 Plan”). The 2005 Plan reserves fewer shares for award than the 2000 Plan, consistent with the Committee’s decision in 2003 to make equity awards in shares of restricted stock rather than to grant stock options (see 2005 Performance Incentive Plan beginning on page 34).

•	Restricted Stock. The Committee determined that, beginning in 2003, equity awards would be made in shares of restricted stock (or restricted stock units in some jurisdictions) rather than fixed-price stock options. The grant of restricted stock awards in 2003, 2004 and 2005, together with a decrease in the overall proportion of equity awards to total compensation, has resulted in lower share utilization. Restricted stock awards vest three years after the date of the award. Recipients of restricted stock receive cash dividends on the shares of restricted stock granted to them at the same time and in the same amounts as the Company’s stockholders.

•	Stock Ownership Guidelines. Stock ownership guidelines were introduced in 2003 to further align the interests of approximately 200 executives with those of our stockholders. Under the guidelines, executives are expected to acquire and hold common stock in an amount equal to a multiple of their base salary as determined by their position. The guidelines range from two times base salary to 12 times base salary for the Chairman and Chief Executive Officer. For purposes of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control, including restricted shares, but does not include unexercised stock options. Executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. Each named executive officer currently owns stock at or above their stock ownership requirements under the stock ownership guidelines.

•	Stock Options. Consistent with the Committee’s decision to make equity awards in shares of restricted stock, the Committee did not make any new stock option grants in 2004.

Stock options that were granted prior to 2003 to a limited number of the Company’s most senior executives have an Executive Ownership Stock Option (“EOSO”) feature. The EOSO feature promotes the earlier exercise of stock options and the retention of Company shares to build share ownership among the Company’s senior executives. An EOSO is granted when an eligible senior executive exercises an option at a time when the Company’s stock price has appreciated at least 20% above the option grant price, and the executive satisfies payment of the option exercise price using shares of common stock that have been owned for at least six months. The senior executive is required to hold the new net shares delivered upon exercise for a period of one year or the related EOSO grant is forfeited. The EOSO is granted for the number of shares used to cover the exercise price of the underlying option and related taxes, has an exercise price equal to the fair market value of common stock tendered, has a term limited to the remaining term of the original option and vests six months from the date of grant. The EOSO feature does not apply to options to purchase stock of Kraft Foods Inc. granted by the Company to non-Kraft Foods Inc. employees at the time of the Kraft Foods Inc. initial public offering.

A limited number of senior executives who exercised stock options during 2004 received EOSOs in connection with the exercise. During 2004, a total of 1,678,420 EOSOs were issued as a result of option exercises. Outstanding stock options with an EOSO feature will all expire no later than 2011.

•

Long-Term Performance Incentive Awards. Long-Term Performance Incentive Awards reward senior executives based on the achievement of long-term financial and strategic goals that contribute to the success of the Company. The three-year long-term performance cycle that began on January 1, 2004 will conclude on December 31, 2006. Awards payable to executives will be paid in cash based on an assessment of overall corporate and individual participant performance. Performance will be assessed primarily against total stockholder return (“TSR”). TSR will be assessed relative to the Company’s compensation survey group and major indices such as the S&P 500 and the Dow Jones Industrial Average. TSR measures the Company’s compound annual share price growth plus dividends during the performance cycle and provides the Company with the clearest link to the creation and growth of stockholder value. Secondary measures will include earnings per share, market share growth, operating company income and net earnings. These measures were established and approved by the Committee at the beginning of the current three-year long-term performance cycle that began on January 1, 2004. Awards payable to the Section 162(m) officers for the three-year cycle are also subject to a formula tied to the achievement of cumulative adjusted net earnings during that period.

Compensation of the Chairman of the Board and Chief Executive Officer

The Committee has reviewed Mr. Camilleri’s salary every other year. Mr. Camilleri’s salary was last increased to $1,500,000 in May 2003 and was within the second quartile of the compensation survey group based on the latest available data. In January 2005, the Committee increased Mr. Camilleri’s salary to $1,750,000, effective May 2005, based on a review of salaries within the compensation survey group.

The Committee awarded Mr. Camilleri an annual incentive of $3,250,000 for 2004 under the 2000 Plan. This award resulted from the Committee’s assessment of Mr. Camilleri’s performance against specific goals and objectives that were established for him at the beginning of the year, including a budgeted earnings per share target. Underlying earnings per share (earnings per share adjusted to exclude one-time items such as restructuring charges and tax benefits) was in line with the budgeted target and total stockholder return exceeded the compensation survey group, the Altria peer group and the S&P 500 Index. The Company’s domestic and international tobacco subsidiaries each exceeded their operating company income targets, the latter benefiting from the U.S. dollar’s weakness. Kraft Foods Inc. fell short of its operating company income goal due to higher commodity costs and significant investment in future growth strategies. Mr. Camilleri’s annual incentive award was subject to and within the limits of a formula based on the achievement of an adjusted net earnings goal established at the beginning of the year for all covered officers. Mr. Camilleri’s annual incentive award was within the third quartile of the compensation survey group based upon the latest available data.

In each of January 2004 and January 2005, the Committee awarded Mr. Camilleri 125,000 shares of restricted stock that will vest three years after the grant date. These awards were made as part of the Company’s annual restricted stock award program and were based on the Committee’s assessment of Mr. Camilleri’s performance and long-term potential as Chief Executive Officer. As is the case with all employees who receive restricted stock awards, Mr. Camilleri receives cash dividends on the shares of restricted stock granted to him at the same times and in the same amounts as the Company’s stockholders.

As a result of these compensation actions, Mr. Camilleri’s long-term incentive compensation and total compensation (total cash compensation plus all long-term incentive compensation) rank in the third quartile of the compensation survey group based on the latest available data.

Policy With Respect To Qualifying Compensation for Deductibility and Other Matters

The Company’s ability to deduct compensation paid to individual covered officers is generally limited by Section 162(m) of the Internal Revenue Code to $1.0 million annually. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. The Annual and Long-Term Performance Incentives the Committee awarded to covered officers in 2004 were subject to, and made in accordance with, performance-based compensation arrangements previously implemented by the Company.

In general, the Company’s policy is to preserve the federal income tax deductibility of compensation it pays to its executives. Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Committee has authorized, and will continue to retain the discretion to authorize, payments that may not be deductible if it believes that they are in the best interests of both the Company and its stockholders. The Committee determined that it was appropriate to pay Messrs. Camilleri and Szymanczyk base salaries in excess of $1.0 million. This determination will cause a portion of their compensation to exceed the $1.0 million deductibility limit. The Compensation Committee of the Kraft Foods Inc. Board of Directors made a similar determination for the base salary of Mr. Deromedi.

In addition, other covered officers’ income may exceed the $1.0 million deductibility limit because of certain elements of their annual compensation, such as perquisites, restricted stock and cash dividends thereon, payments related to reducing unfunded retirement benefits, tax reimbursements, and income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers.

Compensation Committee:

John S. Reed, Chair

Elizabeth E. Bailey

J. Dudley Fishburn

Robert E. R. Huntley

Lucio A. Noto

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Summary Compensation Table

	Year	Annual Compensation				Long-Term Compensation						All Other Compensation (4)
						Awards				Payouts
Name and Principal Position		Salary	Bonus	Other Annual Compensation (1)		Restricted Stock Awards (2)		Securities Underlying Options (Altria)		LTIP
		$	$	$		$		Shs.		$		$
Louis C. Camilleri	2004	1,500,000	3,250,000	195,411		6,956,250		-0-		-0-		1,732,750
Chairman of the Board and	2003	1,415,385	2,750,000	163,871		12,960,500	(5)	-0-		6,350,000	(3)	1,158,308
Chief Executive Officer	2002	1,173,385	2,000,000	28,170		-0-		600,000	(6)	-0-		440,914

Roger K. Deromedi (7)	2004	1,137,292	1,800,000	215,691		6,426,000		175,277	(8)	-0-		247,657
Chief Executive Officer,	2003	924,848	900,000	14,229		2,008,799		40,735	(8)	3,700,000	(3)	113,485
Kraft Foods Inc.	2002	881,058	980,000	97,225	(9)	-0-		9,319	(8)	-0-		79,861

Steven C. Parrish	2004	892,885	1,200,000	13,211		2,109,135		-0-		-0-		510,725
Senior Vice President,	2003	859,846	1,200,000	13,051		1,685,976		-0-		3,350,000	(3)	379,156
Corporate Affairs	2002	826,615	680,000	15,307		-0-		-0-		-0-		312,001

Michael E. Szymanczyk	2004	1,032,333	1,800,000	227,854		2,109,135		151,991	(8)	-0-		664,935
Chairman and Chief	2003	981,333	1,500,000	60,562		2,057,017		205,572	(8)	4,000,000	(3)	516,078
Executive Officer,	2002	925,000	1,000,000	21,262		-0-		42,930	(8)	-0-		397,665
Philip Morris USA Inc.

Charles R. Wall	2004	914,423	1,500,000	37,437		2,109,135		-0-		-0-		529,801
Senior Vice President and	2003	873,154	1,350,000	39,973		1,753,371		-0-		3,450,000	(3)	394,859
General Counsel	2002	833,269	700,000	46,396		-0-		-0-		-0-		320,019

(1)	Includes reimbursement for taxes on a portion of the earnings on assets held in trusts of individual officers. These trust assets offset amounts, otherwise payable by the Company or its operating subsidiaries, for vested benefits under non-qualified supplemental retirement plans and are not intended to increase total promised benefits. For 2004, the amounts of these reimbursements were as follows: Mr. Camilleri, $33,087; Mr. Deromedi, $28,393; and Mr. Szymanczyk, $65,054. The 2004 amounts shown also include $133,342 for Mr. Camilleri; $157,838 for Mr. Deromedi and $146,297 for Mr. Szymanczyk for the incremental cost of personal travel on Company aircraft. For reasons of security and personal safety, the Company requires Messrs. Camilleri and Szymanczyk to use Company aircraft for all travel. Kraft Foods Inc. has adopted the same policy with respect to Mr. Deromedi.

The incremental cost of personal use of Company aircraft includes the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries) are not included. For years before 2004, the amounts attributable to such personal use of Company aircraft by Mr. Camilleri (Messrs. Deromedi and Szymanczyk did not have personal use of Company aircraft prior to 2004) were computed in accordance with Internal Revenue Service (“IRS”) guidelines. For 2004, the amount computed under IRS guidelines for Mr. Camilleri was $51,567. Mr. Camilleri is responsible for taxes on these amounts and is not reimbursed for such taxes.

(2)

For Altria Group, Inc. awards, the value shown is based on the closing price of common stock on the January 28, 2004 grant date. On December 31, 2004, each of the named executive officers held shares of restricted stock, with a value at such date as follows: Mr. Camilleri, 575,000 shares, $35,132,500; Mr. Parrish, 145,330 shares, $8,879,663; Mr. Szymanczyk, 193,450 shares, $11,819,795; and Mr. Wall, 151,050 shares, $9,229,155. Mr. Deromedi’s award was in Kraft Foods Inc. restricted stock; the value shown is based on the closing price of Kraft Foods Inc. Class A common stock on the January 27, 2004 grant date. On December 31, 2004, Mr. Deromedi held shares of Kraft Foods Inc. restricted stock, with a value at such date as follows: 255,630 shares, $9,102,984. On January 26, 2005, each of the Altria Group, Inc. named executive officers received Altria Group, Inc. restricted stock awards, with a value at such date as follows: Mr. Camilleri, 125,000 shares, $7,730,000; Mr. Parrish, 29,040 shares, $1,795,834; Mr. Szymanczyk, 35,500 shares, $2,195,320; and Mr. Wall, 35,500 shares, $2,195,320. On January 25, 2005, Mr. Deromedi received a Kraft Foods Inc.

restricted stock award, with a value at such date as follows: 150,090 shares, $4,957,473. Cash dividends on shares of Altria Group, Inc. and Kraft Foods Inc. restricted stock are paid at the same times and in the same amounts as on other shares of such stock. The awards will vest three years from the grant date. See footnote 4 for dividend amounts paid on shares of restricted stock.

(3)	Represents payment upon the completion of the 2001-2003 performance cycle of the Long-Term Performance Incentive Plan.

(4)	The amounts in this column include allocations to defined contribution plans. The Company or its operating subsidiaries provide funding for individual trusts for covered officers and certain other employees with vested accrued benefits under non-qualified supplemental retirement plans. During 2004, the following amounts, less applicable tax withholding, were deposited in individual trusts for certain named executive officers to provide funding for allocations to the Company’s or its operating subsidiaries’ non-qualified supplemental defined contribution plans for prior years, and for earnings through May 31, 2004 on such allocations: Mr. Camilleri, $184,308; Mr. Deromedi, $178,601; Mr. Parrish, $100,977; Mr. Szymanczyk, $119,200; and Mr. Wall, $102,973. The funding of these amounts is not intended to increase total promised benefits.

Also included in this column are dividends paid on shares of restricted stock. For 2004, dividends paid on shares of Altria Group, Inc. restricted stock were as follows: Mr. Camilleri, $1,507,750; Mr. Parrish, $376,792; Mr. Szymanczyk, $510,085; and Mr. Wall, $392,637. For Mr. Deromedi, who held shares of Kraft Foods Inc. restricted stock, the amount for 2004 was $154,444. For 2003, dividends paid on shares of Altria Group, Inc. restricted stock were as follows: Mr. Camilleri, $946,000; Mr. Parrish, $250,179; Mr. Szymanczyk, $368,878; Mr. Wall, $263,886; and on Mr. Deromedi’s shares of Kraft Foods Inc. restricted stock, $26,702. For 2002, dividends paid on shares of Altria Group, Inc. restricted stock were as follows: Mr. Camilleri, $264,906; Mr. Deromedi, $13,943; Mr. Parrish, $188,009; Mr. Szymanczyk, $258,915; and Mr. Wall, $195,029.

(5)	In January 2003, the Compensation Committee awarded to Mr. Camilleri 350,000 shares of restricted stock. One-half of the award (175,000 shares) will vest after three years and one-half (175,000 shares) will vest after eight years from the grant date.

(6)	Includes two non-qualified stock option grants, each to purchase 300,000 shares of common stock, in recognition of Mr. Camilleri being named Chief Executive Officer. One option grant has an exercise price equal to the fair market value of common stock on the date of grant and the second option grant has an exercise price equal to approximately twenty-four percent above the fair market value of common stock on the date of grant. The options have a term of ten years from grant and became exercisable one year after grant.

(7)	On December 16, 2003, the Board of Directors of Kraft Foods Inc. named Mr. Deromedi Chief Executive Officer of Kraft Foods Inc. The Compensation Committee of the Board of Directors of Kraft Foods Inc. is responsible for determining the compensation levels for Mr. Deromedi.

(8)	Represents EOSOs options that executives receive when they exercise a previously granted stock option and retain the shares received upon exercise. EOSOs do not become exercisable until six months following their grant. EOSO grants are subject to forfeiture if the executive does not hold the net option shares giving rise to the grants for a period of one year following exercise of the underlying options.

(9)	Includes, in addition to reimbursements described in footnote 1, tax equalization payments or reimbursements in connection with a prior international assignment of Mr. Deromedi. These payments or reimbursements are made pursuant to a policy that is designed to facilitate the assignment of employees to positions in other countries by covering taxes over and above those that employees accepting international assignments would have incurred had they remained in their home countries. Mr. Deromedi received a tax equalization payment of $82,448 in 2002 in connection with a prior international assignment.

2004 Altria Group, Inc. Stock Option Grants (1)

Name	Grant Date	Number of Shares Underlying Options/SARs Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Grant Date Present Value (2)	Value at December 31, 2004 (3)
Louis C. Camilleri		0

Roger K. Deromedi	February 6, 2004	67,902	4.0%	$55.005	January 26, 2010	$869,560	$413,863
	August 11, 2004	46,249	2.8%	$47.030	January 26, 2010	$462,893	$650,723
	August 11, 2004	29,863	1.8%	$47.030	June 23, 2006	$243,019	$420,172
	August 11, 2004	31,263	1.9%	$47.030	June 24, 2005	$119,302	$439,870

Steven C. Parrish		0

Michael E. Szymanczyk	February 10, 2004	80,671	4.8%	$54.720	June 23, 2008	$991,067	$514,681
	August 30, 2004	39,452	2.4%	$49.115	June 29, 2009	$419,537	$472,832
	August 30, 2004	31,868	1.9%	$49.115	June 23, 2008	$305,814	$381,938

Charles R. Wall		0

(1)	The Committee did not grant stock options in 2004. The grants shown in this table represent EOSO grants that executives receive when they exercise previously granted stock options and retain the shares received upon exercise. EOSO grants do not become exercisable until six months following their grant. EOSO grants are subject to forfeiture if the executive does not hold the net shares received in the exercises giving rise to the EOSO grants for a period of one year following exercise of the underlying options.

(2)	In accordance with Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange-traded options. Stock options granted by the Company are long-term, non-transferable and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the volatility was based on the monthly closing stock prices and dividends for the five-year period preceding the grant dates, the dividend yield was based on an annual dividend rate applicable at the time of each individual grant, the risk-free rate of return represents the rate of a United States Treasury Note on the date of grant with a maturity date corresponding to the term of the option, and an estimated time period equal to the lesser of the option term or five years was used. The following assumptions were used in the table:

		Black-Scholes Model Assumptions
EOSO Grant	Expiration Date	Volatility	Dividend Yield	Risk-Free Rate of Return	Time Period
Roger K. Deromedi	January 26, 2010	38.026%	4.95%	3.07%	5.0 years
Roger K. Deromedi	January 26, 2010	37.197%	5.78%	3.47%	5.0 years
Roger K. Deromedi	June 23, 2006	40.188%	5.78%	2.45%	1.9 years
Roger K. Deromedi	June 24, 2005	26.758%	5.78%	1.96%	0.9 years
Michael E. Szymanczyk	June 23, 2008	38.281%	4.97%	2.81%	4.4 years
Michael E. Szymanczyk	June 29, 2009	37.197%	5.54%	3.42%	4.8 years
Michael E. Szymanczyk	June 23, 2008	35.904%	5.54%	3.12%	3.8 years

The use of different assumptions can produce significantly different estimates of the present value of options. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately represent present value. The actual value, if any, an optionee will realize will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

(3)	Based on the closing price of Altria Group, Inc. common stock of $61.10 on December 31, 2004.

2004 Altria Group, Inc. Stock Option Exercises and Year-End Values

	Number of Shares Acquired on Exercise	Value Realized	Total Number of Shares Underlying Unexercised Options Held at December 31, 2004		Total Value of Unexercised In-the-Money Options Held at December 31, 2004 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Louis C. Camilleri	0	$0	2,193,740	0	$39,444,064	$0
Roger K. Deromedi	256,055	6,799,979	435,815	107,375	7,292,106	1,510,765
Steven C. Parrish	0	0	1,412,700	0	34,977,443	0
Michael E. Szymanczyk	175,673	2,175,629	1,090,829	71,320	18,317,636	854,770
Charles R. Wall	0	0	1,326,708	0	31,676,800	0

(1)	Based on the closing price of Altria Group, Inc. common stock of $61.10 on December 31, 2004.

2004 Kraft Foods Inc. Stock Option Exercises and Year-End Values

	Number of Shares Acquired on Exercise	Value Realized	Total Number of Shares Underlying Unexercised Options Held at December 31, 2004		Total Value of Unexercised In-the-Money Options Held at December 31, 2004 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Louis C. Camilleri	0	$0	0	0	$0	$0
Roger K. Deromedi	0	0	279,569	139,785	1,288,813	644,409
Steven C. Parrish	0	0	26,620	0	122,718	0
Michael E. Szymanczyk	0	0	32,260	0	148,719	0
Charles R. Wall	0	0	26,620	0	122,718	0

(1)	Based on the closing price of Kraft Foods Inc. Class A common stock of $35.61 on December 31, 2004.

Long-Term Incentive Plan: 2004-2006 Cycle (1)

	Performance Period Until Maturation	Estimated Future Payouts (2)
Name		Threshold	Target	2000 Plan Maximum
Louis C. Camilleri	3 years	$0	$11,250,000	$18,000,000
Roger K. Deromedi	3 years	0	8,250,000	13,500,000	(3)
Steven C. Parrish	3 years	0	5,430,000	18,000,000
Michael E. Szymanczyk	3 years	0	6,300,000	18,000,000
Charles R. Wall	3 years	0	5,580,000	18,000,000

(1)	Awards are expressed as a percentage of year-end base salary for each year of the three-year performance period cycle commencing on January 1, 2004 and ending on December 31, 2006.

(2)	As future payments are based on base salary at the end of each year in the performance cycle, the amount of the target award is not presently determinable. However, an estimate is provided based on the assumption that the base salary as of December 31, 2004 is earned in each year of the three-year performance cycle. Messrs. Camilleri’s and Deromedi’s target award opportunity is 250% of base salary at the end of each year in the performance cycle; the remaining covered officers have target award opportunities of 200% of base salary at the end of each year in the performance cycle. The awards from this cycle will be subject to the limits under performance-based compensation arrangements previously implemented by the Company.

(3)	The Plan maximum shown for Mr. Deromedi is the maximum allowable under the terms of the Kraft Foods Inc. 2001 Performance Incentive Plan.

Pension Plan Table – Altria Group, Inc. Retirement Plan

Five-Year Average Annual Compensation	Years of Service (1)
	10	15	20	25	30	35
$ 500,000	$86,039	$129,059	$172,078	$215,098	$258,117	$301,137
750,000	129,879	194,684	259,578	324,473	389,367	454,262
1,000,000	173,539	260,309	347,078	433,848	520,617	607,387
1,250,000	217,289	325,934	434,578	543,223	651,867	760,512
1,500,000	261,039	391,559	522,078	652,598	783,117	913,637
1,750,000	304,789	457,184	609,578	761,973	914,367	1,066,762
2,000,000	348,539	522,809	697,078	871,348	1,045,617	1,219,887
2,250,000	392,289	588,434	784,578	980,723	1,176,867	1,373,012
2,500,000	436,039	654,059	872,078	1,090,098	1,308,117	1,526,137
2,750,000	479,789	719,684	959,578	1,199,473	1,439,367	1,679,262
3,000,000	523,539	785,309	1,047,078	1,308,848	1,570,617	1,832,387
3,250,000	567,289	850,934	1,134,578	1,418,223	1,701,867	1,985,512
3,500,000	611,039	916,559	1,222,078	1,527,598	1,833,117	2,138,637

(1)	As of February 1, 2005, Messrs. Camilleri, Parrish, Szymanczyk and Wall had accredited service of 26.4, 14.7, 20.3 and 14.7 years, respectively.

Messrs. Camilleri, Parrish, Szymanczyk and Wall participate in the tax-qualified Retirement Plan for Salaried Employees and one or more non-qualified supplemental pension plans (collectively, the “Altria Retirement Plan”). The Altria Retirement Plan is a non-contributory plan maintained for the benefit of certain employees of the Company or its operating subsidiaries. The Altria Retirement Plan provides for fixed retirement benefits in relation to the participant’s years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five consecutive years out of ten years preceding retirement) and applicable Social Security covered compensation amount. Allowances are payable upon retirement at the normal retirement age of 65 and upon satisfaction of certain conditions at earlier ages. Compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table. As of December 31, 2004, five-year average annual compensation for Mr. Camilleri was $2,903,907; Mr. Parrish, $1,714,653; Mr. Szymanczyk, $2,084,008; and Mr. Wall, $1,781,953.

However, a participant with more than 35 years of accredited service is limited to the greater of a full retirement allowance based upon 35 years of service and five-year average annual compensation, including annual bonus awards, or a full retirement allowance based on all service and five-year average annual compensation, excluding such awards.

Examples of annual retirement allowances payable under the Altria Retirement Plan are set forth in the above table. The examples, which assume retirement at the normal retirement age of 65, are based upon the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 2005. During 2002, Mr. Szymanczyk was provided an enhanced benefit that supplements the benefits payable under the Altria Retirement Plan. This enhancement provided that if Mr. Szymanczyk continued employment until age 55, he would be credited with an additional five years of service for all purposes and receive his pension benefit without reduction for early commencement. For employment beyond age 55, he would be credited with two years of service for each year of service until age 60. Mr. Szymanczyk attained age 55 in January 2004. At February 1, 2005 his accredited service is 20.3 years (actual service as of February 1, 2005 of 14.3 years and an additional six years credited under the enhancement). Mr. Szymanczyk is also eligible for benefits under the Kraft Foods Inc. Retirement Plan. Based on his year-end 2004 salary and his annual bonus amount paid in 2004, and assuming retirement at age 65, he would receive, in addition to the retirement allowances payable to him under the Altria Retirement Plan, annual benefits payable as a single life annuity of $81,381 based on his service with Kraft Foods Inc. Mr. Camilleri is eligible for benefits under the Kraft Foods Inc. Retirement Plan. However, these benefits for Mr. Camilleri offset and are not in addition to benefits provided under the Altria Retirement Plan.

The Company or its operating subsidiaries provide funding payments that may be used for individual trusts for covered officers and certain other employees with vested accrued benefits under non-qualified supplemental retirement plans. During 2004, the following amounts, less applicable tax withholding, were deposited in individual trusts for certain named executive officers with respect to the present value of projected benefits expected to be earned through December 31, 2004 under the non-qualified supplemental pension plans: Mr. Camilleri, $545,253; Mr. Parrish, $307,123; Mr. Szymanczyk, $914,816 (includes an enhanced benefit that supplements the benefits payable under the Altria Retirement Plan earned through December 31, 2004 and benefits payable under a Kraft Foods Inc. non-qualified supplemental pension plan); and Mr. Wall, $587,957. These amounts offset benefits otherwise payable by the Company or its operating subsidiaries at retirement and are not intended to increase total promised benefits.

Pension Plan Table – Kraft Foods Inc. Retirement Plan

Five-Year Average Annual Compensation	Years of Service (1)
	10	15	20	25	30
$ 500,000	$81,924	$122,886	$163,848	$204,810	$245,772
750,000	123,799	185,698	247,598	309,497	371,397
1,000,000	165,674	248,511	331,348	414,185	497,022
1,250,000	207,549	311,323	415,098	518,872	622,647
1,500,000	249,424	374,136	498,848	623,560	748,272
1,750,000	291,299	436,948	582,598	728,247	873,897
2,000,000	333,174	499,761	666,348	832,935	999,522
2,250,000	375,049	562,573	750,098	937,622	1,125,147
2,500,000	416,924	625,386	833,848	1,042,310	1,250,772
2,750,000	458,799	688,198	917,598	1,146,997	1,376,397
3,000,000	500,674	751,011	1,001,348	1,251,685	1,502,022
3,250,000	542,549	813,823	1,085,098	1,356,372	1,627,647
3,500,000	584,424	876,636	1,168,848	1,461,060	1,753,272

(1)	As of February 1, 2005, Mr. Deromedi had accredited service of 16.7 years.

Mr. Deromedi participates in the tax-qualified Kraft Foods Inc. Retirement Plan and a non-qualified supplemental pension plan. These plans provide for fixed retirement benefits in relation to the participant’s years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five full consecutive years out of the 10 years preceding retirement) and applicable Social Security covered compensation amount. The fixed retirement benefit is also dependent upon the periods of service before January 1, 1989 (for former Kraft Foods Inc. participants), or January 1, 1991 (for former General Foods Corporation participants), in which the participant elected to make contributions. Allowances are payable upon retirement at the normal retirement age of 65 and upon satisfaction of certain conditions at earlier ages. Annual compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table. At December 31, 2004, Mr. Deromedi’s five-year average annual compensation was $1,688,117.

The above table provides examples of annual pension benefits payable under these plans. The examples, which assume retirement at the normal retirement age of 65, are based on the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 2005. Since participant contributions could be substantial in individual cases, the benefit amounts shown in the table may be attributed in certain instances to participant contributions to a significant degree, depending upon retirement date and years of service.

In recognition of Mr. Deromedi’s promotion to Chief Executive Officer of Kraft Foods Inc., and in connection with his previous pension benefit earned at General Foods Corporation, Kraft Foods Inc. has agreed to use his final average earnings at retirement for purposes of calculating this benefit.

Based on his year-end 2004 salary and his annual bonus amount paid in 2004, and assuming retirement from Kraft Foods Inc. at age 65, he would receive an annual non-qualified supplemental benefit payable as a single life annuity of $349,443. This benefit is in addition to the Kraft Foods Inc. Retirement Plan benefits reflected in the table above.

Kraft Foods Inc. has made available funding payments to certain executives with vested accrued benefits under non-qualified supplemental retirement plans. During 2004, $2,619,607, less applicable tax withholding, was deposited in an individual trust for Mr. Deromedi with respect to the present value of projected benefits expected to be earned through December 31, 2004 under the non-qualified supplemental pension plan (including the additional nonqualified supplemental benefit in connection with Mr. Deromedi’s previous pension benefit earned at General Foods Corporation). This amount offsets benefits previously accrued and is not intended to increase total promised benefits.

Employment Contracts, Termination of Employment and Change of Control Arrangements

The Company has entered into change of control agreements with selected executive officers, including certain executives named in the Summary Compensation Table. The Company does not have a change of control agreement with Mr. Camilleri. The agreements provide that if the executive is terminated other than for cause within three years after a change of control of Altria Group, Inc. or if the executive terminates his or her employment for good reason within such three-year period or voluntarily during the thirty-day period following the first anniversary of the change of control, the executive is entitled to receive a lump-sum severance payment equal to two and one-half times the sum of base salary and highest annual bonus, times a fraction, the numerator of which is the number of months remaining until the expiration of the three-year period, but which shall be no greater than 30, and the denominator of which is 30, together with certain other payments and benefits, including continuation of employee welfare benefits. An additional payment is required to compensate the executive in the event excise taxes are imposed upon payments under the agreements.

Currently, the Company is in the process of phasing out change of control agreements for its executives. New agreements are not being entered into and when an employee who has a change in control agreement is promoted or changes positions within the Company his or her old agreement is not renewed. When Mr. Camilleri was elected Chief Executive Officer, he did not enter into a new change of control agreement with the Company and the old change of control agreement, which covered Mr. Camilleri when he served as the Company’s Chief Financial Officer, was not renewed.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2004

To Our Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has pre-approved all fiscal year 2004 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal accounting control. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Audit Committee:

Lucio A. Noto, Chair

Elizabeth E. Bailey

J. Dudley Fishburn

Robert E. R. Huntley

John S. Reed

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Independent Auditors’ Fees

Audit Fees

For fiscal year 2004, aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting as of and for the year ended December 31, 2004, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements as of September 30, 2004, June 30, 2004, and March 31, 2004 and (iii) reviews of documents filed with the Securities and Exchange Commission were $27.8 million.

For fiscal year 2003, aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers in connection with (i) the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2003, including statutory audits of the financial statements of the Company’s affiliates and (ii) the reviews of the Company’s unaudited condensed consolidated interim financial statements as of September 30, 2003, June 30, 2003, and March 31, 2003 were $19.9 million.

Audit-Related Fees

For fiscal year 2004, aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers for audit-related services were $5.6 million. Audit-related services include due diligence related to acquisitions and divestitures, assistance with the Company’s procedures related to internal control over financial reporting, employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

For fiscal year 2003, aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers for audit-related services were $10.2 million. Audit-related services include due diligence related to acquisitions, review of the Company’s procedures related to internal control over financial reporting, employee benefit plan audits, and procedures relating to various other audit and special reports.

Tax Fees

For fiscal year 2004, aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers in connection with tax compliance and advice were $15.8 million. Tax services include US and foreign tax compliance assistance, consultation and advice on various foreign tax matters, expatriate tax return preparation, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters. Effective December 2004, the Company appointed a new service provider for the preparation of expatriate tax returns. Other than transitional work that will extend into 2005, the Company will no longer use PricewaterhouseCoopers for the preparation of expatriate tax returns.

For fiscal year 2003, aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers in connection with tax compliance and advice and preparation of employee expatriate tax returns were $20.7 million. Tax services include US and foreign tax compliance assistance, consultation and advice on various foreign tax matters, expatriate tax return preparation, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters.

All Other Fees

For fiscal year 2004, in addition to the fees described above, aggregate fees, including out-of-pocket expenses, of $300,000 were paid to PricewaterhouseCoopers for professional services primarily relating to reviews of benefit plan procedures and other miscellaneous professional services.

For fiscal year 2003, aggregate fees, including out-of-pocket expenses, of $100,000 were paid to PricewaterhouseCoopers for professional services primarily relating to reviews of benefit plan procedures.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

2005 PERFORMANCE INCENTIVE PLAN

Introduction

On February 24, 2005, the Board adopted the 2005 Performance Incentive Plan (the “2005 Plan”), subject to approval of the Company’s stockholders. A copy of the 2005 Plan is attached as Exhibit H. The 2005 Plan is intended to replace the Company’s 2000 Performance Incentive Plan (the “2000 Plan”) when it expires on May 1, 2005. Approximately 84 million shares of Common Stock remain available for awards under the 2000 Plan and these shares will no longer be available for granting new awards after May 1, 2005 (though certain adjustments and substitutions with respect to awards previously granted will continue to be authorized in limited circumstances described below). The 2005 Plan provides for the issuance of up to 50 million shares of Common Stock. No awards will be made under the 2005 Plan unless and until it is approved by stockholders.

The 2005 Plan is similar to the 2000 Plan. Your Board believes that the 2005 Plan will form an important part of the Company’s overall compensation program. The 2005 Plan will support the Company’s ongoing efforts to develop and retain world-class leaders and will give the Company the ability to provide those employees with incentives that are directly linked to the profitability of the Company’s businesses and increases in stockholder value.

Summary of 2005 Plan

The following general description of material features of the 2005 Plan is qualified in its entirety by reference to the provisions of the 2005 Plan set forth in Exhibit H.

Eligibility and Limits on Awards.    Salaried employees of the Company, its subsidiaries and its affiliates, who are responsible for or contribute to the management, growth and profitability of the Company, its subsidiaries and affiliates, will be eligible to receive awards under the 2005 Plan if it is approved by stockholders. Such eligible employees include executive officers, senior officers, and other key executive and management employees. No determination has been made as to which of those eligible employees (currently, approximately 4,500) will receive grants under the 2005 Plan, and, therefore, the benefits to be allocated to any individual or to any group of employees are not presently determinable.

The 2005 Plan places limits on the maximum amount of awards that may be granted to any employee in any plan year. Under the 2005 Plan, no employee may receive awards of stock options and stock appreciation rights (other than awards of executive ownership stock options issued on the exercise of an outstanding option) that cover in the aggregate more than three million shares in any plan year. Additionally, no employee may receive awards of restricted stock, restricted stock units, deferred stock units, and other stock-based awards (whose values are not based on spread values) that cover in the aggregate more than one million shares in any plan year. The total amount of an employee’s annual incentive award (taking into account cash and the fair market value of any Common Stock payable with respect to an award) may not exceed $10,000,000, and individual long-term incentive awards are limited to 400,000 shares times the number of years in the applicable performance cycle and, in the case of awards expressed in U.S. currency, $8,000,000 times the number of years in the applicable performance cycle.

Administration.    The Compensation Committee or a subcommittee thereof will administer the 2005 Plan. This Committee will select the eligible employees to whom awards will be granted and will set the terms of such awards, including any performance goals applicable to annual and long-term incentive awards. The Compensation Committee has the authority to permit or require the deferral of payment of awards. The Compensation Committee may delegate its authority under the 2005 Plan to officers of the Company, subject to guidelines prescribed by this Committee, but only with respect to employees who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code.

Shares Reserved for Awards.    The number of shares of Common Stock reserved and available for awards under the 2005 Plan will be 50,000,000 (approximately 2.42% of the shares of Common Stock outstanding as of March 7, 2005). To the extent any award under the 2005 Plan is exercised or cashed out or terminates or expires or is forfeited without payment being made in the form of Common Stock, the shares subject to such award that were not so paid will again be available for distribution under the 2005 Plan, as will shares that are used by an employee to pay withholding taxes or as payment for the exercise price of an award. If a stock appreciation right award or a similar award based on the spread value of common shares is exercised, only the number of shares of Common Stock issued, if any, will be considered delivered for the purpose of determining availability of shares for delivery under the 2005 Plan. Unless otherwise determined by the Committee, stock options may be exercised by payment in cash or tendering Common Stock to the Company in full or partial payment of the exercise price.

In the event of any transaction or event that affects the Common Stock, including but not limited to a merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off or issuance of rights or warrants, the Compensation Committee is authorized to make adjustments or substitutions with respect to the 2005 Plan, the 2000 Plan, the 1997 Performance Incentive Plan, and the Philip Morris 1992 Incentive Compensation and Stock Option Plan, and awards granted thereunder.

The permitted adjustments and substitutions are only those the Compensation Committee determines are appropriate to reflect the occurrence of such transaction or event, including but not limited to, adjustments to the number and kind of securities reserved for issuance under the 2005 Plan, the limits on awards described in the 2005 Plan, performance goals and performance cycles of any outstanding performance-based awards, and the number and kind of securities subject to outstanding awards and, if applicable, the grant or exercise price or spread value of outstanding awards. In the event of any such transaction, the Compensation Committee will also have the following authority:

•	to grant awards (including stock options, stock appreciation rights, and other stock-based awards) with a grant price that is less than fair market value on the date of grant (notwithstanding any other provisions of the 2005 Plan that options, stock appreciation rights, and other stock based awards may not have an exercise price less than fair market value), in order to preserve an existing gain under any similar type of award previously granted by the Company or another entity, to the extent that the existing gain would otherwise be diminished without payment of equivalent compensation to the holder of the award for such diminution;

•	to cancel or adjust the terms of an outstanding award (except as otherwise provided under an award agreement), if appropriate to reflect a substitution of an award of equivalent value granted by another entity;

•	to make certain adjustments in connection with a spin-off or similar transaction, including (i) imposing restrictions on a distribution with respect to restricted stock or similar awards and (ii) substituting comparable stock options to purchase the stock of another entity or substitution of comparable stock appreciation rights, restricted stock units, deferred stock units or other stock-based awards denominated in the stock of another entity (in which case such stock of another entity will be treated in the same manner as Common Stock under the 2005 Plan), which may be settled in various forms, as determined by the Compensation Committee, including cash, Common Stock, stock of another entity or other securities or property; and

•	to provide for payment of outstanding awards in cash (including cash in lieu of fractional awards).

Any adjustments, substitutions or other actions described above which are made or taken in connection with corporate transactions or events described above and which affect outstanding awards previously granted under the 2000 Plan, the 1997 Performance Incentive Plan, and the Philip Morris 1992 Incentive Compensation and Stock Option Plan shall be deemed made pursuant to such prior plan under which the award was granted and from shares of Common Stock reserved under such prior plan rather than from those available for awards under the 2005 Plan.

Annual and Long-Term Incentive Awards.    Annual and long-term incentive awards may be granted under the 2005 Plan. Such awards will be earned only if corporate, business unit or individual performance objectives over performance cycles, established by or under the direction of the Compensation Committee, are met. The performance objectives may vary from participant to participant, group to group and period to period. Awards that are intended to constitute “qualified performance-based compensation” (see discussion below under the heading Federal Income Tax Consequences) will be based on satisfaction of performance objectives for one or more of the following: earnings per share, total stockholder return, operating income, net earnings, adjusted net earnings, cash flow, return on equity, return on capital or Economic Value Added (i.e., net after-tax operating profit less the cost of capital). Awards may be paid in the form of cash, shares of Common Stock or any combination thereof, as determined by the Committee.

Restricted Stock.    Shares of restricted Common Stock may also be awarded. The restricted stock will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted stock award agreement. Restricted stock awards may be forfeited if, for example, the recipient’s employment terminates before the award vests. Except as specified in the restricted stock award agreement, the holder of a restricted stock award will have all the rights of a holder of Common Stock on his or her restricted shares, including the right to receive dividends.

Restricted Stock Units/Deferred Stock Units.    Units representing the right to receive Common Stock, cash, or both (as determined by the Compensation Committee) may also be awarded. Restricted stock units and deferred stock units will vest upon the satisfaction of conditions set forth in the award agreements. Restricted stock units and deferred stock units may be forfeited if, for example, the recipient’s employment terminates before the award vests. Except as specified in a restricted stock unit or deferred stock unit award agreement, the holder of a restricted stock unit or deferred stock unit award will have none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such units.

Stock Options.    The 2005 Plan will permit the granting to eligible employees incentive stock options (“ISOs”), which qualify for special tax treatment, and nonqualified stock options. The exercise price for any stock option will not be less than the fair market value of Common Stock on the date of grant. No stock option may be exercised more than ten years after the date of grant.

Stock Appreciation Rights (“SARs”).    SARs may also be granted either singly or in combination with underlying stock options. SARs entitle the holder upon exercise to receive an amount in any combination of cash or shares of Common Stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of the Common Stock on the date of grant.

Other Stock-Based Awards.    The 2005 Plan also provides for other awards that are denominated in, valued by reference to, or otherwise based on or related to, Common Stock. The terms of grant, purchase, exercise, exchange or conversion of other stock-based awards will be specified by the Compensation Committee. These awards may include, for example, performance shares that entitle the recipient to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of Common Stock or the cash equivalent thereof. Where the value of such stock-based award is based on the difference between the fair market value of the shares covered by such award and the exercise price, the grant price for such award will not be less than the fair market value on the date of grant.

Dividend and Dividend Equivalents.    The Compensation Committee may provide for the payment of dividends on shares of Common Stock granted in connection with awards or dividend equivalents with respect to any shares of Common Stock subject to an award that have not actually been issued under the award.

Change in Control Provisions.    The 2005 Plan provides that, in the event of a “Change in Control” (as defined in the 2005 Plan), all stock options and SARs will become fully vested and immediately exercisable, the restrictions applicable to outstanding restricted stock, restricted stock units, deferred stock units, and other stock-based awards will lapse, and, unless otherwise determined by the Compensation Committee, the value of outstanding stock options, SARs, restricted stock, restricted stock units, deferred stock units, and other stock-based awards will be cashed out on the basis of the value of the consideration for Common Stock paid to other stockholders of the Common Stock in connection with the Change in Control transaction, or, if no consideration is paid, the fair market value of a share of Common Stock immediately prior to a Change in Control, except that for incentive stock options, such price will be based only on transactions reported for the date on which such incentive stock options are cashed out. In addition, outstanding incentive awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle. The Compensation Committee may also make certain adjustments and substitutions in connection with a Change in Control or similar transactions or events as described under “Shares Reserved for Awards.”

Federal Income Tax Consequences

Restricted Stock.    The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the employee will recognize ordinary income equal to the then fair market value of the stock. The employee may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the shares transferred to the employee as a business expense in the year the employee includes the compensation in income.

Restricted Stock Units/Deferred Stock Units.    Generally, an employee will not recognize ordinary income until Common Stock, cash, or other property become payable under the restricted stock unit or deferred stock unit, even if the award vests in an earlier year. The Company will generally be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Nonqualified Stock Options.    Nonqualified stock options granted under the 2005 Plan will not be taxable to an employee at grant but generally will result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the employee recognizes this income.

Incentive Stock Options.    An employee will generally not recognize ordinary income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the ISO was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of Common Stock received on exercise of the ISO for one year after the date of exercise (and for two years from the date of grant of the ISO), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

If an employee exercises an ISO but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights.    To the extent that the requirements of the Internal Revenue Code are met, there are no immediate tax consequences to an employee when a SAR is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in Common Stock are normally includable in the employee’s gross income for regular income tax purposes. The Company will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the Common Stock payable on the date of exercise.

Other Stock-Based Awards/Incentive Awards.    Any cash payments or the fair market value of any Common Stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includable in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Deductibility of Awards.    Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by the Company paid to certain of its executives. The limit, however, does not apply to “qualified performance-based compensation.” The Company believes that awards of stock options, SARs and certain other “performance-based compensation” awards under the 2005 Plan will qualify for the performance-based compensation exception to the deductibility limit.

Deferred Compensation.    Any deferrals made under the 2005 Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. The Company intends to structure any deferrals and awards under the 2005 Plan to meet the applicable tax law requirements.

Other Tax Consequences.    State tax consequences may in some cases differ from those described above. Awards under the 2005 Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

If approved by stockholders, the 2005 Plan will be effective on May 1, 2005, and, except as otherwise provided by your Board, no awards will be made under the 2005 Plan after May 1, 2010. Any awards granted before May 1, 2010 may extend beyond the expiration date. The Board may amend the 2005 Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price of any stock option, SAR or other stock-based award to less than fair market value on the date of grant (except as discussed above under “Shares Reserved for Awards”) or (ii) increase the number of shares of Common Stock that may be distributed under the 2005 Plan.

The 2005 Plan provides that an award may not be transferred except in the event of the employee’s death or unless otherwise required by law or provided in an award agreement. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Compensation Committee.

It is presently intended that the 2005 Plan constitute an “unfunded” plan for incentive and deferred compensation. The 2005 Plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of the Company’s obligations.

On March 7, 2005, the closing price of the Common Stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions was $65.65.

Required Vote.    If a quorum exists at the 2005 Annual Meeting of Stockholders, the 2005 Plan will be approved if the votes cast in favor of the plan exceed the votes cast against.

The Board recommends a vote FOR the 2005 Performance Incentive Plan, and proxies by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

2005 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Introduction

On February 24, 2005, the Board adopted the 2005 Stock Compensation Plan for Non-Employee Directors (the “2005 Non-Employee Director Plan”), subject to approval of the Company’s stockholders. A copy of the 2005 Non-Employee Director Plan is attached as Exhibit I. The 2005 Non-Employee Director Plan is intended to replace the 2000 Stock Compensation Plan for Non-Employee Directors that was approved by the Company’s stockholders at the 2000 Annual Meeting of Stockholders (the “2000 Non-Employee Director Plan”). Approximately 750,000 shares of Common Stock are currently available under the 2000 Non-Employee Director Plan. The 2000 Non-Employee Director Plan will expire upon approval of the 2005 Non-Employee Director Plan by the Company’s stockholders and, accordingly, these shares will not be available for grant in 2005 or thereafter if the stockholders approve the 2005 Non-Employee Director Plan. The 2005 Non-Employee Director Plan provides for the issuance of up to one million shares of Common Stock over a ten-year period. No equity awards will be made under the 2005 Plan unless and until it is approved by stockholders.

The 2005 Non-Employee Director Plan is similar to the 2000 Non-Employee Director Plan, and provides for the annual grant to non-employee directors in the form of Common Stock, other stock-based awards or stock options. Your Board believes that the 2005 Non-Employee Director Plan will help align the interests of the Company’s non-employee directors with its stockholders and assist the Company in continuing to attract and retain highly qualified non-employee directors by affording them an opportunity to share in the future successes of the Company.

Summary of 2005 Non-Employee Director Plan

The following general description of material features of the 2005 Non-Employee Director Plan is qualified in its entirety by reference to the provisions of the 2005 Non-Employee Director Plan set forth in Exhibit I.

Eligibility.    Only members of the Board who are not full-time employees of the Company or its subsidiaries will be granted awards under the 2005 Non-Employee Director Plan. At present 11 non-employee directors will be granted awards under the 2005 Non-Employee Director Plan if it is approved by stockholders.

Administration.    The Nominating and Corporate Governance Committee or a subcommittee thereof will administer the 2005 Non-Employee Director Plan. The 2005 Non-Employee Director Plan authorizes the Nominating and Corporate Governance Committee to delegate such administrative functions as it deems appropriate. This Committee is authorized to adopt modifications, procedures, and subplans as may be necessary or desirable to comply with the tax laws and other rules of foreign jurisdictions in which non-employee directors reside.

Shares Reserved for Awards.    The number of shares of Common Stock reserved and available for awards under the 2005 Non-Employee Director Plan will be 1 million ((.048%) of shares of Common Stock outstanding as of March 7, 2005). If any stock option or other stock-based award under the 2005 Non-Employee Director Plan is forfeited or expires without the delivery of Common Stock, the shares subject to such award will again be available for distribution under the 2005 Non-Employee Director Plan, as will shares that are used by a non-employee director to pay withholding taxes or as payment for the exercise price of an award thereunder. As determined by the Nominating and Corporate Governance Committee, stock options may be exercised by payment in cash or by tendering Common Stock to the Company in full or partial payment of the exercise price.

In the event of any transaction or event that affects the Common Stock, including but not limited to a merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off or issuance of rights or warrants, the Nominating and Corporate Governance Committee is authorized to make adjustments or substitutions with respect to the 2005 Non-Employee Director Plan, the 2000 Non-Employee Director Plan, and the 1992 Compensation Plan for Non-Employee Directors, and awards granted thereunder.

The permitted adjustments and substitutions are only those the Nominating and Corporate Governance Committee determines are appropriate to reflect the occurrence of such a transaction or event, including, but not limited to, adjustments to the aggregate number and kind of securities reserved for issuance under the 2005 Non-Employee Director Plan, award amounts under this Plan, the number and kind of securities subject to outstanding awards and, if applicable, grant or exercise prices of outstanding awards. The Nominating and Corporate Governance Committee is also authorized to provide for payment of outstanding awards in cash (including cash in lieu of fractional awards).

Annual Awards.    On the date immediately following the date of the 2005 Annual Meeting of Stockholders, each non-employee director will receive shares of Common Stock having an aggregate fair market value on such date of $120,000 (with any fractional share being rounded up to the next whole share). Each succeeding year, on the date immediately following the date of the Annual Meeting of Stockholders, each non-employee director will receive an award having an aggregate fair market value of $120,000 or greater, as determined by the Nominating and Corporate Governance Committee; such award may be paid in the form of cash, shares of Common Stock, stock options, other stock-based awards, or any combination thereof, as determined by the Nominating and Corporate Governance Committee. Other stock-based awards are awards denominated in, valued in whole or in part by reference to, or otherwise based on or related to, the Common Stock.

Stock Options and Similar Awards.    If stock options or similar stock-based awards, such as stock appreciation rights, are granted under the 2005 Non-Employee Director Plan, the exercise price of each such award will be the fair market value of a share of Common Stock on the date of grant. The term of each stock option will be 10 years. Each stock option or similar stock-based award will vest in not less than six months from the date of the grant. Such awards will be forfeited if the participant ceases to be a non-employee director during any vesting period, other than as a result of death or disability.

Deferrals.    The Nominating and Corporate Governance Committee may require or permit a participant to defer the receipt of shares of Common Stock or other awards under the 2005 Non-Employee Director Plan. Non-employee directors may elect to defer the receipt of the shares of Common Stock awarded by timely filing an election to establish a notional deferred stock account in compliance with applicable tax rules and procedures established by the Nominating and Corporate Governance Committee. Each share of “Deferred Stock” credited to such an account represents an unfunded obligation of the Company to issue a share of Common Stock on a future payment date. The Deferred Stock will earn cash dividend equivalents in the same amounts as cash dividends are paid on shares of Common Stock, and these amounts will be invested in additional Deferred Stock. Effective at the conclusion of the 2005 Annual Meeting of Stockholders, any deferred amounts previously credited under the 2000 Non-Employee Director Plan and the 1992 Compensation Plan for Non-Employee Directors will be treated as invested in Deferred Stock under the 2005 Non-Employee Director Plan.

Federal Income Tax Consequences

Common Stock.    Awards of shares of Common Stock are taxable to the non-employee director in the year awarded unless he or she has timely filed an election for Deferred Stock, in which case taxation occurs in the year received. The Company will be entitled to deduct a corresponding amount as a business expense in the year the non-employee director recognizes this income.

Stock Options.    Any stock options granted under the 2005 Non-Employee Director Plan will not be taxable to a non-employee director at grant but will result in taxation at exercise, at which time the non- employee director will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the non-employee director recognizes this income.

It is contemplated that all awards under the plan that provide for the deferral of compensation and any elections to defer receipt of awards under the 2005 Non-Employee Director Plan will comply with applicable tax law requirements to defer taxation of such awards. Tax consequences for states and jurisdictions other than the United States may differ from those described above.

Other Information

If approved by stockholders, the 2005 Non-Employee Director Plan will be effective at the conclusion of the 2005 Annual Meeting of Stockholders, and will expire after the awards made immediately following the 2015 Annual Meeting of Stockholders, unless extended by your Board. Any awards granted before the 2005 Non-Employee Director Plan expires may extend beyond the expiration date. The Board may amend the 2005 Non-Employee Director Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, regulation or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price for stock options or similar stock-based award to less than fair market value on the date of grant (except as discussed above under “Shares Reserved for Awards”); or (ii) increase the number of shares of Common Stock that may be distributed under the 2005 Non-Employee Director Plan.

The following table sets forth benefits to be received by non-employee directors following the 2005 Meeting of Stockholders:

New Plan Benefits 2005

Non-Employee Director Plan

	Dollar Value	Number of Shares of Common Stock(3)
Each individual non-employee director (1)	$120,000	1,828
Non-employee directors as a group (11 in total)(1)(2)	$1,320,000	20,107

(1)	Includes nominees.

(2)	Assumes no change in the number of non-employee directors and that each non-employee director remains in office.

(3)	The number of shares of Common Stock shown is based on the closing price of Common Stock on March 7, 2005 which was $65.65 per share.

The table above reflects benefits to be received by non-employee directors in 2005; for years after 2005, the fair market value of non-employee directors’ awards may exceed $120,000, as determined by the Nominating and Corporate Governance Committee, and such awards will be paid in the form determined by the Nominating and Corporate Governance Committee.

The 2005 Non-Employee Director Plan provides that an award may not be transferred except in the event of a non-employee director’s death or unless otherwise required by law. Other terms and conditions of each award will be set forth in award agreements.

It is presently intended that the 2005 Non-Employee Director Plan constitute an “unfunded” plan for incentive and deferred compensation. The 2005 Non-Employee Director Plan authorizes the creation of trusts or other arrangements to facilitate or ensure payment of the Company’s obligations.

On March 7, 2005, the closing price of the Common Stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions was $65.65.

Required Vote.    If a quorum exists at the 2005 Annual Meeting of Stockholders, the 2005 Non-Employee Director Plan will be approved if the votes cast in favor of the plan exceed the votes cast against.

The Board recommends a vote FOR the 2005 Non-Employee Director Plan, and proxies by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year ending December 31, 2005 and has directed that management submit the selection of independent auditors to stockholders for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent auditors is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

STOCKHOLDER PROPOSALS

PROPOSAL 1 – ELIMINATE ANIMAL TESTING FOR TOBACCO PRODUCTS

People for the Ethical Treatment of Animals, 502 Front Street, Norfolk, Virginia 23510, claiming beneficial ownership of 114 shares of common stock, submitted the proposal set forth below.

WHEREAS, animal inhalation studies do not correspond to epidemiological evidence in humans with respect to assessing the carcinogenic potential of smoking cigarettes; and

WHEREAS, testing tobacco and tobacco-related products on sentient animal models is cruel and inhumane, and produces results with little or no relevance to humans; and

WHEREAS, other developed countries have banned the use of animals in testing for tobacco products;

NOW THEREFORE BE IT RESOLVED, that the shareholders request that the Board commit to eliminating all further use of animals in testing of tobacco, tobacco derivatives, and tobacco-related products.

Supporting Statement:    This Resolution is designed to eliminate the use of animals in testing the Company’s tobacco products. It is also designed to promote sound science in product testing since animal-based testing of tobacco products for carcinogenic effects has produced results which are irreconcilable with observational studies in human.

The American Cancer Society was an early promulgator of the link between smoking and cancer conducting landmark epidemiological studies in 1952 and 1959. At the same time tobacco industry was able to delay widespread acceptance of this link largely because in study after study, animals forced to inhale smoke and exposed to tobacco derivatives did not develop cancer.

What the tobacco industry’s research has convincingly proved is that the physiological response of animals to tobacco products is sufficiently different from that of humans. It has further convincingly proved that tobacco research on animals is meaningless at best, and potentially injurious to human health at worst.

A Minireview of Chronic Animal Inhalation Studies with Mainstream Cigarette Smoke, authored by Dr. Chris R.E. Coggins1 documents that “inhalation response to cigarette smoke in animal species for assessing carcinogenic potential in humans” does not correlate with observational and epidemiological studies in humans. After reviewing smoke inhalation studies in mice, rats, hamsters, dogs and non-human primates, Dr. Coggins concluded that “[s]ignificant increases in the numbers of malignant tumors of the respiratory tract were not seen. . .”

The author further concluded that “[f]uture work should clearly concentrate on genetic susceptibility in smokers. . .[since] [s]uch an approach would offer both academic challenges and opportunities for prevention. .”

Lastly, other developed countries have recognized that testing tobacco products on animals is unjustified and produces useless information. Countries such as Germany, Sweden, and the United Kingdom have all addressed the issue of banning tests of tobacco products on animals. The tobacco industry in the United States should do no less.

We urge shareholders to support this Resolution.

1 C.R.E. Coggins, A Minireview of Chronic Animal Inhalation Studies with Mainstream Cigarette Smoke, Inhalation Toxicology 991-1002 (2002).

The Board recommends a vote AGAINST this proposal.

Philip Morris USA (“PM USA”) and Philip Morris International (“PMI”) support the humane treatment of animals. The companies believe that animal testing should be conducted only when no reasonable alternative testing methodology exists, and that any such testing, when undertaken, should be conducted in accordance with well-established guidelines for the humane treatment of laboratory animals.

However, for the reasons set forth below, PM USA and PMI do not support the complete elimination of animal research at this time.

There is an overwhelming medical and scientific consensus that cigarette smoking causes serious diseases, like lung cancer, emphysema, and heart disease, in smokers. Because of this, PM USA and PMI are researching ways to reduce the health risks of cigarettes. In addition, PM USA and PMI conduct assessments using established non-clinical testing methods to understand the impact that product changes or designs may have on the inherent toxicity of smoke.

This scientific research and testing involves a broad range of commonly accepted research methodologies, including animal studies. Recognized sources such as the International Agency for Research on Cancer, the World Health Organization (the “WHO”), the United States National Toxicology Program and the United States Food and Drug Administration (the “FDA”) contemplate animal testing as an important part of toxicological evaluation of consumer products. Furthermore, research using animal studies has resulted in many important contributions to scientific knowledge over many years and across many disciplines.

Eliminating animal testing from the range of research approaches the companies use could significantly impair the companies’ important research objectives. Contrary to what the proponents suggest, animal testing can and does provide important information on issues relating to the relationship between cigarette smoking and the formation of disease in humans. The overwhelming medical and scientific consensus that cigarettes cause cancer and other serious diseases in smokers is supported in part by research that has used animal studies.

The companies support the humane treatment of animals used in animal studies, and to that end have extensive policies and procedures in place mandating compliance with all laws and regulations that govern the companies’ activities, which include any laws or regulations pertaining to the humane treatment of animals. In addition, PM USA and PMI abide by guidelines endorsed by international scientific bodies such as the American Association of Laboratory Animal Science and the Society of Toxicologists, which accredit laboratories and offer guidance on the humane treatment of animals. Compliance with such guidelines helps assure that all reasonable steps are taken to avoid or minimize discomfort, distress or pain to laboratory animals.

For these reasons the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 2 – PHILIP MORRIS TO FIND WAYS TO MORE ADEQUATELY WARN PREGNANT WOMEN

The Sisters of Mercy, Regional Community of Detroit Charitable Trust, C/o Valerie Heinonen, 205 Avenue C, Apt. 10E, New York, New York 10009, claiming beneficial ownership of 5,175 shares of common stock, together with five co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Secretary of the Company.

Whereas maternal cigarette smoking annually causes up to 141,000 abortions, 61,000 low birth weight cases, 4,800 perinatal deaths, and 2,200 deaths from Sudden Infant Death Syndrome (SIDS) domestically each year.

A 1996 Emory University study concluded pregnant smokers are 50% more likely to bear mentally retarded children;

Our company has spent millions in ad campaigns and merchant education programs to prevent youth from illegally purchasing our cigarettes and preventing them from smoking, yet has no similar program aimed at pregnant women, especially that higher percent who are less-educated and, consequently, less aware of dangers connected to smoking while pregnant.

Our merchant education program, Action Against Access (AAA), penalizes merchants who have sold tobacco products to minors.

Our company has been sued by individuals, classes of smokers and the states for the harm our products have caused; we have paid billions of dollars to settle the state claims.

In issuing the recall of 8 billion cigarettes in May, 1995 because of suspected contamination, Philip Morris expressed particular concern that pregnant women avoid the undesired toxin the Company had identified in its cigarette filters.

Concerned about protecting the unborn from harm, the manufacturer of Accutane, another product known to be toxic to the fetus, has conducted an extensive educational campaign designed to inform both physicians and potential consumers about the importance of women not using Accutane if they are or might become pregnant.

When a pregnant woman smokes, she is exposed to toxic chemicals that can cause death and disease for herself as well as short- and long-term problems for her fetus.

Failure to adequately warn pregnant women about the dangers of smoking to themselves and the fetus not only could increase our liability risk; it would be seriously immoral and violate this Company’s stated desire to be forthcoming about the dangers inherent in using our tobacco products.

To prevent harm to pregnant women and their fetus, pharmacists routinely ask women of child-bearing age seeking tetracycline and other drugs contraindicated (due to increased chance of fetal abnormalities) if they are pregnant. If this is the case, the offending drug is not dispensed. The proponents of this resolution believe there is greater immediate risk for the fetus by maternal smoking of the drug nicotine than of minors who will have long-term risks associated with their smoking. Consequently, they believe those selling cigarettes to pregnant women have an obligation to protect the fetus much the same way as pharmacists.

RESOLVED: that, just as retailers ask children their age, stockholders request that Philip Morris USA work to create a program to keep pregnant women from being sold our cigarettes.

We suggest this include ways retailers can ask them if they are pregnant (honoring their right to legitimate privacy) as well as penalties for merchants failing to comply with the program. To ensure shareholders our products are not jeopardizing the lives of innocent victims, we ask that management report to shareholders within six months of this annual meeting the program and its mode of operation and evaluation.

The Board recommends a vote AGAINST this proposal.

PM USA and PMI strongly support legislative and regulatory measures governing the content of cigarette health warning messages, including those designed to continue reminding pregnant women about the dangers – to themselves as well as to their babies before and after birth – of smoking.

For decades, the United States Congress has mandated the specific warnings that must appear on cigarette packages and in advertisements. Two of the current warnings, which are rotated on a calendar quarterly basis, state: “SURGEON GENERAL’S WARNING: Smoking Causes Lung Cancer, Heart Disease, Emphysema and May Complicate Pregnancy” and “SURGEON GENERAL’S WARNING: Smoking By Pregnant Women May Result in Fetal Injury, Premature Births and Low Birth Weight.”

Outside the United States, the European Union and other governments around the world have mandated similar warnings, including, for example: “Smoking when Pregnant Harms Your Baby” (European Union); “Smoking Can Cause Cancer, Heart Attack, Impotency and Pregnancy and Embryo Problems” (Indonesia); “Smoking By Pregnant Women Increases the Risk of Premature Birth and Low Birth Weight” (Taiwan); “Smoking When Pregnant Harms Your Baby” (Australia); “Smoking during pregnancy may harm your child” (Croatia); and “Smoking during pregnancy is risky to the child” (Georgia). Where such requirements do not already exist, PMI supports legislation that requires cigarette manufacturers to place health warnings on cigarette packages and in cigarette advertisements.

In addition, PM USA and PMI – along with governments, public health authorities, and tobacco control advocates – disseminate extensive information regarding the dangers of smoking, including dangers to pregnant women and their babies before and after birth.

In February 2004, PM USA and PMI supplemented their respective websites on this topic. The websites state:

Women who smoke have increased risks for delay in conceiving, infertility, pregnancy complications, premature birth, spontaneous abortion and stillbirth. Infants born to women who smoke during pregnancy have a lower average birth weight than infants born to women who do not smoke. The risks for sudden infant death syndrome (SIDS) are increased among the infants of women who smoke during pregnancy. Women who quit smoking before or during pregnancy reduce the risk of such adverse reproductive outcomes. For pregnant women, smoking is also likely to put their babies at risk for poor lung development, asthma and respiratory infections.

The websites of PM USA and PMI also continue to offer extensive resources and information from public health authorities and others on quitting smoking. In addition, the PM USA website contains links to reports of the United States Surgeon General and a fact sheet on Smoking and Pregnancy by the United States Centers for Disease Control, and the PMI website contains links to two WHO publications about women and smoking.

In February 2004, a PM USA television advertisement aired nationally that highlighted the availability on its website of links to information from the public health authorities on smoking and health, including in particular the 2001 United States Surgeon General’s report on Women and Smoking. That advertisement noted specifically that according to the 2001 United States Surgeon General’s Report, “women who smoke during pregnancy risk pregnancy complications, premature birth, low birth weight infants, still birth, and infant mortality.”

Moreover, PM USA and PMI believe that the public should be guided by the conclusions of public health officials regarding the health effects of secondhand smoke in deciding when and where to smoke around others. Among these conclusions, which are communicated on the companies’ respective websites, are that secondhand smoke from cigarettes causes conditions in children such as asthma, respiratory infections, cough, wheeze, otitis media (middle ear infection) and Sudden Infant Death Syndrome.

In summary, both PM USA and PMI are communicating about the dangers of smoking (including those affecting pregnant women) and offering information and resources from public health authorities and others on quitting.

PM USA and PMI believe that this proposal – which would involve retailers requesting sensitive personal information from consumers about whether they are or may be pregnant – raises a range of issues, including how such measures would impact privacy rights of consumers. This proposal should be considered, if at all, within the public policy arena and as part of the broader legislative and regulatory framework relating to tobacco products. In short, a program such as the one suggested by this proposal may improperly impinge upon consumers’ privacy rights and place retailers in the untenable position of attempting to intrude upon the individual rights of adult purchasers without legal or regulatory authority to do so.

For these reasons the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 3 – CEASE PROMOTING “LIGHT” AND “ULTRALIGHT” BRANDS

The Sisters of Mercy of the Americas, 2039 North Geyer Road, St. Louis, Missouri 63131, claiming beneficial ownership of 100 shares of common stock, together with a co-proponent, submitted the proposal set forth below. The name, address and shareholding of the co-proponent will be furnished upon request made to the Secretary of the Company.

WHEREAS: Most smokers believe “Lights” and “Ultralights” are less harsh and deliver less tar and nicotine. On average, smokers believe that “lights” afford a 25% reduction in risk, and “ultralights” a 33% reduction in risk. (Tobacco Control 10[2001], il7).

A National Cancer Institute study has concluded that “many smokers chose these products as an alternative to cessation – a change that would produce real reduction in disease risks – making this deception an urgent public health issue” (Monograph 13: “Risks Associated with Smoking Cigarettes with Low Machine-Measured Yields of Tar and Nicotine”).

Commenting on this study, the editor of Tobacco Reporter, a trade publication covering the tobacco industry, wrote: “The report is likely to embolden those looking to ban product descriptors such as ‘light’ and ‘mild’. It also has provided a boon to trial lawyers – the study has already made its way into at least one court case as ‘evidence’ of deceptive industry practices.”

In Illinois, our Company has been sued by a class of smokers of Marlboro Lights. The Court found Philip Morris unfairly and deceptively marketed Marlboro Lights as “safer” than regular cigarettes and that Marlboro Lights and Cambridge Lights are just as harmful as regular Marlboro and regular

Cambridge cigarettes for all members of the Class. The Court ordered payment of more than $12 billion in punitive and other damages to the Class of those who smoked our Company’s Light and Ultralight brands. Philip Morris responded that this $12 billion in damages could bankrupt the Company.

Philip Morris is named in lawsuits in other states claiming it unfairly and deceptively markets light and ultralight cigarettes as “safer” than regular cigarettes.

In August 2004, the Massachusetts Supreme Judicial Court ruled that consumers who bought Philip Morris brand light cigarettes in that state may bring a class-action suit alleging that Philip Morris deceived them about the amount of tar and nicotine delivered by those cigarettes. This decision, which was the first ruling by a state supreme court on the issue of certification of a plaintiff class in a light cigarette case, will be closely read by judges who are considering these issues in other states.

The Canadian government has concluded that the terms “low tar,” “Light,” and “ultralight” are deceptive to the consumer. The European Union and Brazil have banned these terms. The World Health Organization recommends banning the terms “light” and “ultralight” as misleading.

RESOLVED that Philip Morris Companies Inc. stop all advertising, marketing and sale of cigarettes using descriptors such as “light,” “ultralight,” and “mild” and similar words and/or colors and images until shareholders can be assured through independent research that “light” and “ultralight” brands actually do reduce the risk of smoking-related diseases, including cancer and heart disease.

Supporting Statement

For every “light” and “ultralight” cigarette we advertise and sell today, there is a very high probability that Philip Morris will be incurring future liability which could adversely affect the value of stock held by shareholders. We therefore ask shareholders to vote for this resolution.

The Board recommends a vote AGAINST this proposal.

PM USA and PMI believe that cigarette manufacturers should continue to be permitted to use descriptors such as “low-tar,” “mild,” and “light”, in a truthful and non-misleading manner, to describe brand styles with differing characteristics such as machine-measured average tar yield, strength of flavor, and taste because those descriptors provide valuable information to consumers. The companies support additional regulation of manufacturers’ use of such descriptors. They also support regulatory and legislative measures to remind consumers, among other things, that there is no such thing as a safe cigarette, that a lower machine-measured average tar yield does not mean that the cigarette is safer, that machine-measured tar and nicotine yields are not meant to communicate the amount of tar and nicotine actually inhaled by any smoker, and that no cigarette is a suitable alternative to quitting.

In addition, both PM USA and PMI have made such information available in communications with governments and on their websites. Each company’s website includes information about average “tar” and nicotine yield measurements, and what they do and do not mean, as well as information about cigarette ingredients, the conclusions of government and public health authorities regarding the dangers of smoking, and links to additional documents from government and public health authorities on these topics.

Each company continues to communicate in a variety of ways about public health authorities’ views on smoking and health, including issues surrounding average tar yields and the use of descriptors. For many years, PM USA has included average per cigarette tar and nicotine yields in its cigarette advertising with proper attribution originally to reports issued by the United States Federal Trade

Commission (the “FTC”) and later with clear reference to the FTC test method by which the average yields were measured. Beginning in 2001, PM USA has stated in its cigarette advertising that “[t]he amount of ‘tar’ and nicotine you inhale will vary depending on how you smoke the cigarette.” Also since 2002, PM USA has periodically placed an onsert on the packaging for its non-full flavor brand styles. The onserts contain information about the conclusions of the public health community on these issues, including that there is no such thing as a safe cigarette, that smokers should not assume that low-tar cigarettes are less harmful than full-flavor cigarettes or that smoking such cigarettes will help them quit smoking, that the amount of tar and nicotine that a smoker obtains from a cigarette depends on how the individual smokes the cigarette and that smokers may intake more tar and nicotine than is measured by the standard government test method.

PM USA also placed an insert in major national and regional newspapers in 2002 and launched national television and radio advertising in 2003 highlighting the information on its website, including information from and links to the public health authorities. These communications include national television ads run in 2003 and 2004 stating: “there is no safe cigarette. Light and ultra light cigarettes are no exception.”

PM USA actively supports legislation giving the FDA authority to regulate tobacco products including authority to regulate tar yield measurement and ban or regulate the use of descriptors. In addition, PM USA has asked the FTC, the federal agency with jurisdiction over cigarette marketing and advertising matters, to issue rules regarding the disclosure of average tar and nicotine yields, the use of descriptors and whether disclaimers should accompany such use.

In 2003, PMI began implementing an expanded program of communications to consumers about cigarettes and the health risks of smoking. The rollout of this program continued in 2004. The program includes placing onserts on cigarette packs, point-of-sale materials, brochures and paid media communications as permitted by applicable laws. These communications provide information on issues related to smoking, including information on average tar and nicotine yield numbers and the use of descriptors, messages that there is no such thing as a safe cigarette, that smoking is addictive and dangerous, that smokers should not assume that lower tar cigarettes are safer or better for them or will help them quit, and that the tar and nicotine numbers will not necessarily reflect the amount of tar and nicotine they inhale because people do not smoke like the machines used in the test methods.

Since its launch in 2003 through the end of 2004, the program has been implemented in 25 countries, including Australia, the United Kingdom, France, Italy, Russia, Argentina, Brazil and Mexico. In addition to placing onserts on the packs, as part of this communications program, PMI published paid announcements in 356 publications in 23 languages, and printed and distributed 4.5 million brochures in 24 languages.

As part of its efforts to promote strong and effective regulation of tobacco products around the world, PMI has communicated to national governments, including the European Union, as well as the WHO, its views on the need for additional regulation of how tar and nicotine yields in cigarettes are measured and how this information is communicated to smokers.

For these reasons the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 4 – EXTEND NEW YORK FIRE-SAFE PRODUCTS NATIONALLY

The Province of St. Joseph of the Capuchin Order, 1015 North Ninth Street, Milwaukee, Wisconsin 53233, claiming beneficial ownership of 200 shares of common stock, together with a co-proponent, submitted the proposal set forth below. The name, address and shareholding of the co-proponent will be furnished upon request made to the Secretary of the Company.

On June 28, 2004, a New York state law compelled major tobacco companies to replace their cigarettes with new “fire safe” versions designed to extinguish themselves more quickly than conventional cigarettes. The Wall Street Journal noted that this legislation might create an environment wherein “cigarette companies could become more vulnerable to cigarette-fire lawsuits filed in other states” if they did not enact similar laws (06/23/04).

The article noted that most “tobacco companies have no intention of changing the cigarettes they sell in other parts of the country to match New York’s standards.” It also stated: “legal experts note that having two distinct classes of cigarettes could expose their makers to a huge legal risk. With self-extinguishing cigarettes required only in New York, anti-tobacco lawyers may find it easier to argue in court that manufacturers know how to make a safer cigarette—something the companies had largely denied until recently” (WSJ 06/23/04).

Even before the New York law took effect, groups, including the American Cancer Society, the American Lung Association and other New York-based groups wrote (06/24/04) the Chief Executive Officer of this Company “on behalf of consumer, public safety, public health and firefighter organizations.” They asked our CEO to “commit at once to voluntarily establish New York’s cigarette fire safety regulatory criteria as the standard for all the cigarettes that you produce for sale in the United States, Puerto Rico and U.S. protectorates.”

Their letter was followed by another letter from a representative of the filers of this resolution asking for the same standard to apply beyond New York to the rest of the United States. In response, our Company’s CEO did not make such a commitment. Instead, Altria stated that “the prudent thing to do, at this time, is to stay focused on compliance with the New York State requirements, and to support a reasonable national ignition propensity standard while we all try to understand the real world implications of the New York regulation.” Given the fact that our competitors question the New York State law, such a position will take a long time before it can be effectuated. Thus this request to the shareholders for immediate action.

RESOLVED: that stockholders request that the Altria Board commit the Company within six months of the annual meeting to voluntarily establish New York’s cigarette fire safety regulatory criteria as the standard for all the cigarettes that are produced for sale in the United States, Puerto Rico and all U.S. protectorates.

Supporting Statement

Nationally, cigarette fires are the leading cause of fire death. They claim approximately 1,000 lives in the U.S. annually. Ten years ago, the direct costs of cigarette-ignited fire deaths, injuries and property damage was estimated to be $4 billion, with health care costs exceeding $100 million.

We have the technology to drastically reduce such deaths. We already make a product which, while legal, if used as directed causes death. To be complicit in more deaths due to an unwillingness to change our technology makes us complicit in their deaths.

The Board recommends a vote AGAINST this proposal.

PM USA agrees that steps should be taken to reduce the number of fires caused by carelessly handled cigarettes. To this end, PM USA supports the enactment of federal legislation mandating a uniform and reasonable national standard for reduced ignition propensity cigarettes that would apply to all cigarettes sold in the United States. PM USA believes that a reasonable national standard would eliminate the possibility of a patchwork of inconsistent and conflicting state regulations. It would also ensure that all manufacturers, whatever their size and wherever located, are subject to and required to satisfy the same ignition-propensity standards throughout the United States. Furthermore, a reasonable national standard would serve to minimize the opportunity for adult consumers to obtain non-compliant cigarettes.

PM USA supports federal Reduced Cigarette Ignition Propensity (“RCIP”) legislation that (1) designates the Consumer Product Safety Commission (the “CPSC”) as responsible for all aspects of RCIP testing, administration and enforcement and establishes a single, uniform, scientifically and statistically sound testing methodology; and (2) pre-empts state and local RCIP standards. PM USA believes the CPSC is best equipped to implement and enforce this standard because the CPSC has been developing expertise on cigarette ignition propensity for many years and has the resources needed to successfully implement a reduced cigarette ignition propensity standard. PM USA believes that any federal standard developed on this issue should allow for the creation of reduced cigarette ignition propensity standard that does not increase the known health risks of smoking and is acceptable to adult smokers.

PM USA also takes seriously its obligation to comply with reduced ignition propensity regulations promulgated by New York State, which came into effect on June 28, 2004. These regulations require manufacturers to test all cigarette brands offered for sale in New York State and to certify their compliance with specified performance standards. Pursuant to these regulations, PM USA uses patented banded cigarette paper that has rings of ultra-thin paper applied on top of traditional cigarette paper during the paper-making process on all cigarettes made for sale in New York State. PM USA certifies that the cigarettes it ships to wholesalers for distribution in New York State comply with the performance standard set forth in New York State’s ignition propensity regulations.

It is important to note, however, that cigarettes that comply with the New York State regulations are not “fire-safe.” Anything that burns, if handled carelessly, can cause a fire. What we know today is that cigarettes with banded paper technology are less likely than cigarettes without banded paper technology to ignite certain fabrics under specific laboratory conditions. We hope that this translates into fewer cigarette-related fires. However, until the actual impact of reduced ignition propensity cigarettes can be evaluated in the marketplace, the relationship between reduced-ignition propensity cigarettes and the number of cigarette-related fires will remain unclear.

It is for these reasons that PM USA believes that the prudent thing to do at this time is to stay focused on compliance with the New York State requirements, and to support a reasonable national ignition propensity standard while continuing to learn more about the real world implications of the New York regulations.

For these reasons the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

We are required to provide an Annual Report to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (not including documents incorporated by reference), are available without charge to stockholders upon written request to the Company’s Corporate Secretary at 120 Park Avenue, New York, NY 10017. You may review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.altria.com.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 77 Water Street, New York, NY 10005, at an anticipated cost of $22,000, plus reimbursement of out-of-pocket expenses.

2006 ANNUAL MEETING

Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors or to bring other business before stockholder meetings. For a stockholder to nominate a candidate for director at the 2006 Annual Meeting, presently anticipated to be held on April 27, 2006, notice of the nomination must be received by the Company between October 15 and November 14, 2005. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. For a stockholder to bring other matters before the 2006 Annual Meeting, and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is 120 Park Avenue, New York, NY 10017. Any stockholder desiring a copy of the Company’s By-Laws will be furnished one without charge upon written request to the Corporate Secretary.

G. Penn Holsenbeck

Vice President and Corporate Secretary

March 14, 2005

EXHIBIT A

Corporate Governance Guidelines

Altria Group, Inc.

Table of Contents

A.	ROLE AND RESPONSIBILITY OF THE BOARD		A-2

B.	BOARD COMPOSITION, STRUCTURE AND POLICIES		A-2

	1.	Board Size	A-2
	2.	Independence of Directors	A-2
	3.	Annual Election of Directors	A-2
	4.	Board Membership Criteria	A-2
	5.	Limitation on Number of Management Directors	A-3
	6.	Chairman of the Board and Chief Executive Officer	A-3
	7.	Presiding Director	A-3
	8.	Change in Primary Employment	A-3
	9.	Conflicts of Interest	A-3
	10.	No Specific Limitations on Other Board Service	A-4
	11.	No Limitations on Terms; Retirement Age	A-4
	12.	Director Orientation and Continuing Education	A-4
	13.	Director Communications with Third Parties	A-4
	14.	Communications with the Board	A-4

C.	BOARD MEETINGS		A-5

	1.	Frequency of Meetings	A-5
	2.	Strategic Plan Review	A-5
	3.	Attendance at Meetings	A-5
	4.	Information Flow and Distribution of Meeting Materials	A-5
	5.	Selection of Agenda Items	A-5
	6.	Access to Management and Independent Advisors	A-5
	7.	Executive Sessions	A-5

D.	COMMITTEES OF THE BOARD		A-6

	1.	Committees and Responsibilities	A-6
	2.	Membership and Chairs of Committees	A-6
	3.	Committee Agendas, Meetings and Reports to the Board	A-7

E.	PERFORMANCE EVALUATION AND SUCCESSION PLANNING		A-7

	1.	Annual Evaluation of the Chief Executive Officer	A-7
	2.	Succession Planning	A-7
	3.	Board and Committee Self-Evaluations	A-7

F.	BOARD COMPENSATION		A-7

G.	CONFIDENTIAL VOTING		A-7

	ANNEX A: Categorical Standards of Director Independence		A-8

Corporate Governance Guidelines

Altria Group, Inc.

A.	ROLE AND RESPONSIBILITY OF THE BOARD

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

B.	BOARD COMPOSITION, STRUCTURE AND POLICIES

1.	Board Size

The Nominating and Corporate Governance Committee makes recommendations to the Board concerning the appropriate size of the Board. The Board believes that the quality of the individuals serving on the Board and the overall balance of the Board is more important than the number of members although the Board believes that there should be a minimum of nine directors to help ensure the proper functioning of the Board.

2.	Independence of Directors

The Board shall be comprised of a substantial majority of directors that meet the “independence” requirements under New York Stock Exchange listing standards. The Board shall annually make an affirmative determination as to the independence of each director following a recommendation by the Nominating and Corporate Governance Committee and a review of all relevant information. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto.

3.	Annual Election of Directors

All directors are elected annually by the Company’s stockholders. Each year the Board recommends a slate of directors for election by stockholders at the Annual Meeting of Stockholders. The Board’s recommendations are based on the recommendations of the Nominating and Corporate Governance Committee.

Under the By-Laws, the Board may fill vacancies in existing or new director positions. Such directors elected by the Board serve only until the next Annual Meeting of Stockholders when they must stand for election by the stockholders.

4.	Board Membership Criteria

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

5.	Limitation on Number of Management Directors

The Board believes that it is generally preferable that the Chief Executive Officer be the only member of management who serves as a member of the Board. The Board may from time to time determine that it is appropriate to nominate a second member of management to the Board.

6.	Chairman of the Board and Chief Executive Officer

The Board believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairman of the Board (the “Chairman”) and Chief Executive Officer in the way that it believes is in the best interest of the Company. The Board currently believes that it is in the best interest of the Company not to split the positions and that the Chief Executive Officer should also serve as the Chairman.

7.	Presiding Director

The non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director is identified in the Company’s proxy statement and on its website. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;

•	Call meetings of the non-management directors as he or she deems necessary;

•	Serve as a liaison between the Chairman and the non-management directors;

•	Approve agendas and schedules for Board meetings with the Chairman;

•	Advise the Chairman of the Board’s informational needs and approve information sent to the Board;

•	Together with the Chairman of the Compensation Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and

•	Be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

8.	Change in Primary Employment

Non-management directors who retire or change their primary employment must tender their resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to whether to accept the resignation or not.

9.	Conflicts of Interest

If a director develops an actual, apparent or potential conflict of interest, the director should report the matter promptly to the Nominating and Corporate Governance Committee for evaluation and appropriate resolution.

If a director has a direct or indirect personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and the matter shall not be approved unless it receives the affirmative vote of a majority of the directors or the appropriate committee who have no direct or indirect personal interest in the matter.

10.	No Specific Limitations on Other Board Service

The Board does not believe that its members should be prohibited from serving on boards and committees of other organizations. Each director is expected to ensure that other commitments do not interfere with the discharge of his or her duties as a director of the Company. Directors are expected to inform the Chairman and the Chairman of the Nominating and Corporate Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company. The Nominating and Corporate Governance Committee and the Board will take into account the nature and extent of an individual’s other commitments when determining whether it is appropriate to nominate such individual for election or re-election as a director. Service on boards and committees of other organizations should be consistent with the Company’s conflict of interest policies. If a member of the Audit Committee serves on more than three audit committees of public companies, the Board shall determine whether such public service would impair the ability of such member to effectively serve on the Audit Committee.

11.	No Limitations on Terms; Retirement Age

The Board does not believe in term limits or a retirement age for non-management directors because it would deprive the Board of Directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations.

A management director must resign from the Board upon ceasing to be an officer of the Company, and in any event, must resign upon reaching the age of 65.

12.	Director Orientation and Continuing Education

The Company provides an orientation process for new directors, including a review of background material on the Company, a briefing on key issues facing the Company and meetings with senior management. On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, legal and regulatory matters, Code of Conduct and compliance programs and other matters. Periodically, the Board meets with senior management and visits facilities at the Company’s operating companies. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities.

13.	Director Communications with Third Parties

The Board believes that senior management speaks for the Company and the Chairman speaks for the Board. Communications about the Company with stockholders, analysts, the press, media and other constituencies should be made by management. Individual directors may from time to time meet with or communicate with various constituencies with which the Company is involved. It is expected that Board members would do this with the knowledge of management and, absent unusual circumstances or as otherwise contemplated by these Guidelines, only at the request of management.

14.	Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing the Presiding Director, Board of Directors of Altria Group, Inc., 120 Park Avenue, New York, NY 10017. The non-management directors have procedures for the handling of communications from stockholders and other interested parties and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

C.	BOARD MEETINGS

1.	Frequency of Meetings

The Board holds regular meetings typically during the months of January, February, April, May, August, October and December, and special meetings are held when necessary. The April meeting follows the Annual Meeting of Stockholders and is the organizational meeting at which officers and members and chairs of Board committees are elected.

2.	Strategic Plan Review

The Board meets at an offsite location for several days each year to review the Company’s strategic plan.

3.	Attendance at Meetings

Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

4.	Information Flow and Distribution of Meeting Materials

Various materials are distributed to the Board on a continuing basis throughout the year and reports and presentations are made at Board and Committee meetings to keep the Board informed on an ongoing basis of the performance of the Company and its businesses, their future plans (including acquisitions, divestitures and capital expenditures), the various issues that they face, and new developments. The materials for each Board meeting are distributed in advance of the meetings to give directors an opportunity to review such materials prior to the meeting in order to facilitate active and informed discussion at the meeting.

5.	Selection of Agenda Items

The Chairman determines the agenda for each meeting of the Board in consultation with the Presiding Director and taking into account suggestions from other members of the Board.

6.	Access to Management and Independent Advisors

Board members have unrestricted access to management. The Board and each Committee of the Board have the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the Committees as they may deem appropriate.

7.	Executive Sessions

Non-management directors meet in executive session at each Board meeting without any members of management being present. At least once each year, the Board will hold an executive session at which only those directors who meet the independence standards of the New York Stock Exchange are present. The Presiding Director presides over the executive sessions.

D.	COMMITTEES OF THE BOARD

1.	Committees and Responsibilities

Pursuant to the Company’s By-Laws, the Board may establish committees from time to time to assist it in the performance of its responsibilities. There are currently six Board Committees:

a.	Audit Committee. The Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

b.	Compensation Committee. The Committee is responsible for discharging the Board’s responsibilities relating to executive compensation, including determining the compensation of the Chief Executive Officer, producing an annual compensation committee report on executive compensation to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and reviewing the succession plans for the Chief Executive Officer and other senior executives.

c.	Executive Committee. The Committee has authority to act for the Board during intervals between Board meetings to the extent permitted by law.

d.	Finance Committee. The Committee monitors the financial condition of the Company, oversees the sources and uses of cash flow and the investment of employee benefit plan assets and advises the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

e.	Nominating and Corporate Governance Committee. The Committee is responsible for identifying individuals qualified to become Board members, recommending a slate of nominees for election at each annual meeting of stockholders, making recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees, developing and recommending to the Board the Company’s corporate governance guidelines and overseeing the evaluation of the Board and its Committees.

f.	Public Affairs and Social Responsibility Committee. The Committee provides oversight of the Company’s public affairs, corporate reputation and societal alignment strategies.

A full description of the responsibilities of each of the Committees is set forth in the Committee charters that are published on the Company’s website.

The Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

2.	Membership and Chairs of Committees

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board elects the members and Chairs of each Committee at its annual organizational meeting following the Annual Meeting of Stockholders.

The members of the Audit, Compensation and Nominating and Corporate Governance Committees shall consist only of those directors whom the Board determines meet the New York Stock Exchange independence requirements and who meet the additional requirements for committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations and the Committee charters. At least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined in regulations of the Securities and Exchange Commission.

The Board does not favor mandatory rotation of Committee assignments or Chairs. The Board believes that experience and continuity are more important than rotation.

3.	Committee Agendas, Meetings and Reports to the Board

The Chair of each Committee, in consultation with the other Committee members, shall set meeting agendas and determine the frequency and length of Committee meetings. Each Committee reports its actions and recommendations to the Board.

E.	PERFORMANCE EVALUATION AND SUCCESSION PLANNING

1.	Annual Evaluation of the Chief Executive Officer

The Compensation Committee shall establish annual and long-term financial and strategic goals and objectives for the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine and approve the compensation of the Chief Executive Officer based on this evaluation. The Compensation Committee will review with the Board its evaluation of the Chief Executive Officer’s performance and its determination of the Chief Executive Officer’s compensation. The Chair of the Compensation Committee and the Presiding Director will communicate this evaluation to the Chief Executive Officer.

2.	Succession Planning

The Compensation Committee is responsible for reviewing and assisting with the development of executive succession plans, evaluating and making recommendations to the Board regarding potential candidates to become Chief Executive Officer, and evaluating and approving candidates to fill other senior executive positions.

3.	Board and Committee Self-Evaluations

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board and overseeing an annual self-evaluation process for the Board and for the Audit, Compensation, Nominating and Corporate Governance and other Committees of the Board. The Board will discuss the results of the self-evaluations to determine whether the Board and its Committees are functioning effectively and whether any actions should be taken to improve their effectiveness.

F.	BOARD COMPENSATION

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the proxy peer group and general industry data, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the long-term interests of stockholders.

Employees of the Company serving as directors shall not receive any additional compensation for service on the Board.

G.	CONFIDENTIAL VOTING

It is the Company’s policy to hold the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. It is also the Company’s policy to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Annex A

(Corporate Governance Guidelines)

Categorical Standards of Director Independence

A director is considered independent if the Board makes an affirmative determination after a review of all relevant information that the director has no material relationship with the Company or any of its subsidiaries. The Board has established the categorical standards set forth below to assist it in making such determinations. A director will not be considered independent if the director:

•	is, or within the last three years has been, employed by the Company or any of its subsidiaries;

•	has an immediate family member who is, or within the last three years has been, employed as an executive officer of the Company or any of its subsidiaries;

•	receives, or during any twelve-month period within the last three years has received, more than $100,000 per year in direct compensation from the Company or its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

•	has an immediate family member who receives, or during any twelve-month period within the last three years has received, more than $100,000 per year in direct compensation as an executive officer of the Company or any of its subsidiaries other than pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

•	is a current partner or current employee of the independent auditors of the Company or any of its subsidiaries;

•	has an immediate family member who is, a current partner of the independent auditors of the Company or any of its subsidiaries, or is a current employee of such firm and participates in its audit, assurance or tax compliance (but not tax planning) practice;

•	was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

•	has an immediate family member who was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

•	is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company or any of its subsidiaries serve, or within the last three years have served, on such other company’s compensation committee;

•	has an immediate family member who is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company or any of its subsidiaries serve, or within the last three years have served, on such other company’s compensation committee;

•	is a current employee of a company that makes payments to, or receives payments from, the Company or its subsidiaries in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•	has an immediate family member who is a current executive officer of a company that makes payments to, or receives payments from, the Company or its subsidiaries in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The Board will consider the materiality of the following factor in making an independence determination, but is not precluded from finding a director to be independent if the director:

•	is, or within the last three years has been, an executive officer of a charitable organization that receives contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

EXHIBIT B

Audit Committee Charter

Altria Group, Inc.

Membership

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors all of whom the Board shall determine meet the “independence” requirements for audit committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations. In addition, as determined by the Board in its business judgment, all members of the Committee shall be financially literate, at least one member shall be an “audit committee financial expert” in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), and at least one member (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The Committee shall assist the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent auditors and the performance of the Company’s internal auditors and internal audit function, and (iii) the Company’s compliance with legal and regulatory requirements, and shall provide an avenue of communication among management, the independent auditors, the internal auditors, the chief compliance officer and the Board. In addition, the Committee shall prepare the audit committee report that SEC rules require to be included in the Company’s annual proxy statement.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

Independent Auditors

1.	The Committee shall have the sole authority for appointing, compensating, retaining and overseeing the work of the independent auditors of the Company (subject, if applicable, to stockholder ratification), and shall have the sole authority to approve all engagement fees and terms and all permissible non-audit services to be provided by the independent auditors. The Committee shall pre-approve each such audit and non-audit service to be provided by the Company’s independent auditors. The Committee may, from time to time, delegate its authority to pre-approve such services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting;

2.	The Committee shall review and discuss with the independent auditors their audit procedures, including the audit plan and its scope with respect to the Company’s consolidated financial statements;

3.	The Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the Board on at least an annual basis. As part of such evaluation, the Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors describing:

•	the independent auditors’ internal quality-control procedures;

•	any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditors and the Company;

•	review and evaluate the lead partner and senior members of the independent auditors;

•	assure the regular rotation of the audit partners as required by law as well as consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

•	obtain the opinion of management and the internal auditors of the independent auditors’ performance;

4.	The Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors;

Internal Auditors

5.	The Committee shall, at least annually, evaluate the performance of the Company’s internal audit function and review and discuss with the internal auditors the internal audit plan, activities, responsibilities and staffing of the internal audit organization;

Chief Compliance Officer and Compliance Personnel

6.	The Committee shall, at least annually, evaluate the performance of the Company’s compliance function and review and discuss with the chief compliance officer, and other compliance personnel as may be appropriate, the plan, activities, responsibilities and staffing of the compliance function;

Financial Statements, Disclosure and Other Risk Management and Compliance Matters

7.	The Committee shall meet to review and discuss with the independent auditors and with management the results of the annual audit of the Company’s consolidated financial statements prior to the filing or distribution thereof, including (i) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) any appropriate matters regarding accounting principles, practices and judgments and the independent auditors’ opinion as to the quality thereof and any items required to be communicated to the Committee by the independent auditors in accordance with standards established and amended from time to time by the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants (“AICPA”);

8.	The Committee shall meet to review and discuss with management and the independent auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the SEC, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any items required to be communicated to the Committee by the independent auditors in accordance with existing AICPA guidance;

9.	The Committee shall meet to review and discuss with management, the independent auditors, and the internal auditors the quality and adequacy of the Company’s financial reporting processes, internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such processes, controls and procedures;

10.	The Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61;

11.	The Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Committee deems it appropriate:

•	any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the consolidated financial statements, including analyses of the effects of alternative United States GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	related-party transactions and off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings);

12.	The Committee shall recommend to the Board whether the Company’s consolidated financial statements should be accepted for inclusion in the Company’s annual report on Form 10-K;

13.	The Committee shall discuss, in conjunction with management, the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

14.	The Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;

15.	The Committee shall approve the Company’s Code of Conduct and review the implementation and effectiveness of the Company’s compliance program, including violations of the Code of Conduct and responses thereto and the adequacy of resources for compliance;

16.	The Committee shall review the expense reports of executive officers and directors;

17.	The Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

the Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures;

18.	The Committee shall prepare a report of the Audit Committee to stockholders to be included in the Company’s annual proxy statement as required by the SEC, and file with the New York Stock Exchange any reports that may be required with respect to the Committee;

Reporting to the Board; Evaluation of Performance; Other Activities

19.	The Committee shall report to the Board on a regular basis, and this report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the internal audit and compliance functions;

20.	The Committee shall, at least annually, (i) evaluate its own performance and report to the Board on such evaluation and (ii) review and assess the adequacy of this Charter; and

21.	The Committee shall perform any other activities consistent with the Company’s Articles of Incorporation, as amended, By-Laws and governing law as the Committee or the Board deems necessary or appropriate.

Procedures

The Committee shall meet at least four times annually or more frequently as it deems appropriate to carry out its duties. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas.

The Committee shall periodically meet separately in executive session with the independent auditors, the internal audit staff, the chief compliance officer, and management and as a Committee to discuss any matters that the Committee or persons with whom they meet believe should be discussed.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall have the sole authority to retain and terminate any independent legal, accounting or other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve fees and retention terms of any legal, accounting or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

EXHIBIT C

Compensation Committee Charter

Altria Group, Inc.

Membership

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist entirely of directors who the Board determines (i) are “independent” in accordance with New York Stock Exchange listing standards, (ii) are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to discharge the Board’s responsibilities relating to executive compensation, to produce an annual compensation committee report on executive compensation to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and to review the succession plans for the chief executive officer and other senior executives.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, to evaluate the performance of the chief executive officer in light of these goals and objectives, and to determine and approve the compensation of the chief executive officer based on this evaluation;

•	to make recommendations to the Board with respect to incentive compensation plans and equity based plans, to administer and make awards under such plans and to review the cumulative effect of its actions;

•	to review and approve compensation of selected senior executives;

•	to monitor compliance by executives with the Company’s stock ownership guidelines;

•	to review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become chief executive officer, and to evaluate and approve candidates to fill other senior executive positions;

•	to prepare an annual report on executive compensation to be included in the Company’s proxy statement, in accordance with applicable rules and regulations;

•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval, including changes concerning the structure and operations of the Committee; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

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Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any compensation consultants, legal counsel and any other advisors to the Committee as the Committee may deem appropriate including sole authority to approve the fees and other retention terms of any consultants, counsel or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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EXHIBIT D

Executive Committee Charter

Altria Group, Inc.

Membership

The Executive Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The Committee shall have the authority to act for the Board during intervals between Board meetings to the extent permitted by law.

Procedures

The Committee shall meet as often as it deems appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have sole authority to retain and terminate legal counsel and other experts and consultants to the Committee as the Committee may deem appropriate, including sole authority to approve fees and terms of any counsel or other experts and consultants that it retains.

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EXHIBIT E

Finance Committee Charter

Altria Group, Inc.

Membership

The Finance Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of this Committee shall be to monitor the financial condition of the Company, oversee the sources and uses of cash flow and the investment of certain employee benefit plan assets and advise the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have sole authority to retain and terminate legal counsel and other experts and consultants to the Committee as the Committee may deem appropriate, including sole authority to approve fees and terms of any counsel or other experts and consultants that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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EXHIBIT F

Nominating and Corporate Governance Committee Charter

Altria Group, Inc.

Membership

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors, all of whom the Board shall determine are “independent” in accordance with New York Stock Exchange listing standards. Based on the recommendation of the Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to identify individuals qualified to become Board members consistent with the criteria approved by the Board and to recommend a slate of nominees for election at each annual meeting of stockholders; to make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees; to advise the Board on corporate governance matters, including developing and recommending to the Board the Company’s corporate governance principles; and to oversee the self-evaluation process for the Board and its committees.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review the qualifications of candidates for director identified by the Committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Committee and approved by the Board;

•	to consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for re-election;

•	to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

•	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

•	to make recommendations to the Board as to determinations of director independence;

•	to recommend to the Board retirement policies for directors;

•	to make recommendations to the Board concerning the function, composition and structure of the Board and its committees;

•	to recommend to the Board directors to serve as members of and to chair each committee of the Board;

•	to develop guidelines and recommend to the Board a set of corporate governance guidelines and to review and recommend changes to those guidelines used in Annex A of the Corporate Governance Guidelines, as necessary;

•	to advise and make recommendations to the Board on corporate governance matters, to the extent these matters are not the responsibility of other committees of the Board;

•	to develop and recommend to the Board and oversee an annual self-evaluation process for the Board and the Audit, Compensation and Nominating and Corporate Governance and other Committees of the Board;

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•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, legal counsel and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any search firm, counsel or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

F-2

EXHIBIT G

Public Affairs and Social Responsibility Committee Charter

Altria Group, Inc.

Membership

The Public Affairs and Social Responsibility Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee is to provide oversight of the Company’s public affairs, corporate reputation and societal alignment strategies.

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review public policy issues affecting the Company and the Company’s key public policy positions taken around the globe;

•	to offer advice and insights and make recommendations regarding policies, programs, actions and procedures that will assist the Company in responding appropriately to its social responsibilities and the public interest in its affairs;

•	to review key trends in legislation, regulation, litigation, and public debate around the world in order to determine whether the Company should consider additional public affairs and corporate social responsibility actions;

•	to review the state of the Company’s relationships with key stakeholders, how those constituencies view the Company and the issues raised by them;

•	to consider the impact of business operations and business practices on the communities where the Company does business;

•	to review the Company’s policies, programs and activities related to political and charitable contributions;

•	to review significant communications of public affairs and societal alignment initiatives; and

•	to conduct an annual review of the Committee’s performance and periodically assess the adequacy of its charter and recommend changes to the Board as needed.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate legal counsel and other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve related fees and terms of any counsel or advisors to the Committee that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

G-1

EXHIBIT H

2005 PERFORMANCE INCENTIVE PLAN

Section 1.    Purpose; Definitions.

The purpose of the Plan is to support the Company’s ongoing efforts to develop and retain world-class leaders and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in stockholder value.

For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Annual Incentive Award” means an Incentive Award made pursuant to Section 5(a)(vi) with a Performance Cycle of one year or less.

(b)	“Award” means the grant under the Plan or, to the extent relevant, under any Prior Plan, of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, or Other Stock-Based Awards.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e)	“Commission” means the Securities and Exchange Commission or any successor agency.

(f)	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(g)	“Common Stock” or “Stock” means the Common Stock of the Company.

(h)	“Company” means Altria Group, Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(i)	“Deferred Stock Unit” means an Award described in Section 5(a)(v).

(j)	“Economic Value Added” means net after-tax operating profit less the cost of capital.

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l)	“Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan.

(m)	“Incentive Award” means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

(n)	“Incentive Stock Option” means any Stock Option that complies with Section 422 (or any amended or successor provision) of the Code.

(o)	“Long-Term Incentive Award” means an Incentive Award made pursuant to Section 5(a)(vi) with a Performance Cycle of more than one year.

(p)	“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(q)	“Other Stock-Based Award” means an Award made pursuant to Section 5(a)(iii).

(r)	“Participant” means any eligible individual as set forth in Section 3 to whom an Award is granted.

(s)	“Performance Cycle” means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(t)	“Performance Goals” mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, adjusted net earnings, cash flow, return on equity, return on capital, or Economic Value Added.

(u)	“Plan” means this 2005 Performance Incentive Plan, as amended from time to time.

(v)	“Prior Plan” means The Philip Morris 1992 Incentive Compensation and Stock Option Plan, the 1997 Performance Incentive Plan, or the 2000 Performance Incentive Plan.

(w)	“Restricted Period” means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

(x)	“Restricted Stock” means an Award of shares of Common Stock pursuant to Section 5(a)(iv).

(y)	“Restricted Stock Unit” means an Award described in Section 5(a)(v).

(z)	“Spread Value” means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award’s exercise or grant price, if any.

(aa)	“Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 5(a)(ii).

(bb)	“Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 5(a)(i).

In addition, the terms “Affiliated Group,” “Business Combination,” “Change in Control,” “Change in Control Price,” “Incumbent Board,” “Outstanding Company Common Stock,” “Outstanding Company Voting Securities” and “Person” have the meanings set forth in Section 6.

Section 2.    Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not subject to either Section 16 of the Exchange Act or Section 162(m) (or any amended or successor provision) of the Code.

Any determination made by the Committee or by one or more officers pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan Participants.

Section 3.    Eligibility.

Salaried employees of the Company, its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or its affiliates, are eligible to be granted Awards under the Plan.

Section 4.    Common Stock Subject to the Plan.

(a)	Common Stock Available. The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 50,000,000. Except as otherwise provided herein, any Award made under any Prior Plan before the expiration of such Prior Plan shall continue to be subject to the terms and conditions of such Prior Plan and the applicable Award agreement. Any adjustments, substitutions, or other actions that may be made or taken in accordance with Section 4(b) below in connection with the corporate transactions or events described therein shall, to the extent applied to outstanding Awards made under a Prior Plan, be deemed made from shares reserved for issuance under such Prior Plan, rather than this Plan, pursuant to the authority of the Board under the Prior Plans to make adjustments or substitutions in such circumstances to the aggregate number and kind of shares reserved for issuance under the Prior Plans and to Awards granted under the Prior Plans. To the extent any Award under this Plan is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the Participant in the form of Common Stock, the shares subject to such Award that were not so paid, if any, shall again be available for distribution in connection with Awards under the Plan. If an SAR or similar Award based on Spread Value with respect to shares of Common Stock is exercised, only the number of shares of Common Stock issued, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Any shares of Common Stock that are used by a Participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award under the Plan shall be available for distribution in connection with Awards under the Plan.

(b)	Adjustments for Certain Corporate Transactions.

(i)

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after adoption of the Plan by the Board, the Committee is authorized to make such adjustments or substitutions with respect to the Plan and any Prior Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award limits set forth in Section 5, (C) to the Performance Goals or Performance Cycles of any outstanding Performance-Based Awards, and (D) to the number and kind of securities subject to outstanding Awards and, if applicable, the grant or exercise price or Spread Value of outstanding Awards.

(ii)	In connection with any of the events described in Section 4(b)(i), the Committee shall also have authority with respect to the Plan and any Prior Plan and to Awards granted thereunder (A) to grant Awards (including Stock Options, Stock Appreciation Rights, and Other Stock-Based Awards) with a grant price that is less than Fair Market Value on the date of grant in order to preserve existing gain under any similar type of award previously granted by the Company or another entity to the extent that the existing gain would otherwise be diminished without payment of adequate compensation to the holder of the award for such diminution, and (B) except as may otherwise be required under an applicable Award agreement, to cancel or adjust the terms of an outstanding Award as appropriate to reflect the substitution for the outstanding Award of an award of equivalent value granted by another entity. In connection with a spin-off or similar corporate transaction, the adjustments described in this Section 4(b) may include, but are not limited to, (C) the imposition of restrictions on any distribution with respect to Restricted Stock or similar Awards and (D) the substitution of comparable Stock Options to purchase the stock of another entity or Stock Appreciation Rights, Restricted Stock Units, Deferred Stock Units or Other Stock-Based Awards denominated in the securities of another entity, which may be settled in the form of cash, Common Stock, stock of such other entity, or other securities or property, as determined by the Committee; and, in the event of such a substitution, references in this Plan and any prior Plan and in the applicable Award agreement thereunder to “Common Stock” or “Stock” shall be deemed (except for purposes of Section 6(b) hereunder and for any similar provisions of Prior Plans or applicable Award agreements) to also refer to the securities of the other entity where appropriate.

(iii)	In connection with any of the events described in Section 4(b)(i), with respect to the Plan and any Prior Plan and to Awards granted thereunder, the Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards.

(iv)	In the event of any conflict between this Section 4(b) and other provisions of the Plan or any Prior Plan, the provisions of this section shall control. Receipt of an Award under the Plan shall constitute an acknowledgement by the Participant receiving such Award of the Committee’s ability to adjust Awards under the Prior Plans in a manner consistent with this Section 4(b).

Section 5.    Awards.

(a)	General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

(i)

Stock Options. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. The term of each Stock Option shall be set forth in the Award agreement, but no Stock Option shall be exercisable more than ten years after the grant date. The grant price per share of Common Stock purchasable under a Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the purchase price). Unless otherwise determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Participant valued at Fair Market Value; provided, however, that such Common Stock shall not have been acquired by the Participant within the six months following the exercise of a Stock Option or Stock Appreciation Right, within six months after the lapse of restrictions on Restricted Stock, or within six months after the receipt of Common Stock from the Company, whether in settlement of any Award or otherwise.

(ii)	Stock Appreciation Rights. An SAR represents the right to receive a payment, in cash, shares of Common Stock, or both (as determined by the Committee), with a value equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement and shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise.

(iii)	Other Stock-Based Awards. Other Stock-Based Awards are Awards, other than Stock Options, SARs, Restricted Stock, Restricted Stock Units, or Deferred Stock Units, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The grant, purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iii) shall be on such terms and conditions and by such methods as shall be specified by the Committee. Where the value of an Other Stock-Based Award is based on the Spread Value, the grant price for such an Award will not be less than 100% of the Fair Market Value on the date of grant.

(iv)	Restricted Stock. Shares of Restricted Stock are shares of Common Stock that are awarded to a Participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock all the rights of a holder of Common Stock during the Restricted Period.

(v)	Restricted Stock Units and Deferred Stock Units. Restricted Stock Units and Deferred Stock Units represent the right to receive shares of Common Stock, cash, or both (as determined by the Committee) upon satisfaction of such conditions as may be set forth in the applicable Award agreement. Except as provided in the applicable Award agreement, Restricted Stock Units and Deferred Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock Units and Deferred Stock Units none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such Restricted Stock Units or Deferred Stock Units.

(vi)	Incentive Awards. Incentive Awards are performance-based Awards that are expressed in U.S. currency or Common Stock or any combination thereof. Incentive Awards shall either be Annual Incentive Awards or Long-Term Incentive Awards.

(b)	Maximum Awards. Subject to the exercise of the Committee’s authority pursuant to Section 4:

(i)	The total number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights awarded during any Plan year to any Participant shall not exceed 3,000,000.

(ii)	The total amount of any Annual Incentive Award awarded to any Participant with respect to any Performance Cycle, taking into account the cash and the Fair Market Value of any Common Stock payable with respect to such Award, shall not exceed $10,000,000.

(iii)	The total amount of any Long-Term Incentive Award expressed in U.S. currency paid to any Participant with respect to any Performance Cycle shall not exceed $8,000,000 times the number of years in the Performance Cycle. The total number of shares of Common Stock issuable under any Long-Term Incentive Award to any Participant with respect to any Performance Cycle shall not exceed 400,000 times the number of years in the Performance Cycle.

(iv)	An amount not in excess of 1,000,000 shares of Common Stock may be issued or issuable to any Participant in a Plan Year pursuant to Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

(c)	Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

Section 6.    Change in Control Provisions.

(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i)	All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

(ii)	The restrictions and other conditions applicable to any Restricted Stock, Restricted Stock Units, Deferred Stock Units, or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

(iii)	The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the “Change in Control Price,” as defined in Section 6(c), as of the date such Change in Control occurs.

(iv)	Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each Participant who has been awarded an Incentive Award for the Performance Cycle in which the Change in Control occurs shall be deemed to have earned a pro rata Incentive Award equal to the product of (A) such Participant’s maximum award opportunity for such Performance Cycle, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

(b)	Definition of Change in Control. A “Change in Control” means the happening of any of the following events:

(i)

Consummation of the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company or any corporation or other entity controlled by the Company (“the Affiliated Group”), (2) any acquisition by a member of the Affiliated Group, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by a member of the Affiliated Group or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or

(ii)	Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such shares and voting power through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such Business Combination or were elected, appointed or nominated by the Board; or

(iv)

Consummation of a (A) complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of any member of the Affiliated Group or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or at the time of the action of the Board providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(c)	Definition of Change in Control Price. Unless the Committee determines otherwise, “Change in Control Price” means the value of the consideration paid to holders of shares of Common Stock for such Common Stock in connection with a Change in Control transaction (or, if no consideration is paid in connection with a Change in Control transaction, the Fair Market Value of a share of Common Stock immediately prior to a Change in Control), except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

Section 7.    Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would (i) decrease the grant or exercise price of any Stock Option, SAR or Other Stock-Based Award to less than the Fair Market Value on the date of grant (except as contemplated by Section 4(b)), or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to Participants subject to the laws of such foreign country, the Committee may not, without stockholder approval, cancel any Stock Option and substitute therefor a new Stock Option with a lower grant price. Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.

Section 8.    Payments and Payment Deferrals.

Payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

Section 9.    Dividends and Dividend Equivalents.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s

Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

Section 10.    Transferability.

Except as provided in the applicable Award agreement or otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 11.    Award Agreements.

Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the Participant’s employment terminates. The Committee may amend an Award agreement, provided that, except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Plan Participants, no such amendment may materially and adversely affect an Award without the Participant’s consent.

Section 12.    Unfunded Status Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13.    General Provisions.

(a)	The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in the Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for their respective employees.

(c)	Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any employee any right to continued employment nor shall they interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

(d)

No later than the date as of which an amount first becomes includable in the gross income of the Participant for income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)	The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(f)	If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(g)	All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(h)	If approved by stockholders, the Plan shall be effective on May 1, 2005. Except as otherwise provided by the Board, no Awards shall be made after May 1, 2010, provided that any Awards granted prior to that date may extend beyond it.

EXHIBIT I

2005 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Section 1.    Purpose; Definitions.

The purposes of the Plan are (i) to assist the Company in promoting a greater identity of interest between the Company’s Non-Employee Directors and the Company’s stockholders; and (ii) to assist the Company in attracting and retaining Non-Employee Directors by affording them an opportunity to share in the future successes of the Company.

For purposes of the Plan, the following terms are defined as set forth below:

(a)	“Award” means the grant under the Plan (or, to the extent relevant, under any Prior Directors Plan) of Common Stock, Stock Options, or Other Stock-Based Awards.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Committee” means the Nominating and Corporate Governance Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(d)	“Common Stock” or “Stock” means the Common Stock of the Company.

(e)	“Company” means Altria Group, Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(f)	“Deferred Stock” means an unfunded obligation of the Company, represented by an entry on the books and records of the Company, to issue one share of Common Stock on the date of distribution.

(g)	“Deferred Stock Account” means the unfunded deferred compensation account established by the Company with respect to each participant who elects to participate in the Deferred Stock Program in accordance with Section 7 of the Plan.

(h)	“Deferred Stock Program” means the provisions of Section 7 of the Plan that permit participants to defer all or part of any Award of Stock pursuant to Section 5(a) of the Plan.

(i)	“Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan. In the case of Stock Options or similar Other Stock-Based Awards, Fair Market Value means, as of any given date, the Black-Scholes or similar value determined based on the assumptions used for purposes of the Company’s most recent financial reporting.

(j)	“Non-Employee Director” means each member of the Board who is not a full-time employee of the Company or of any corporation in which the Company owns, directly or indirectly, stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote in the election of directors in such corporation.

(k)	“Other Stock-Based Award” means an Award, other than a Stock Option or Deferred Stock, that is denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock.

(l)	“Plan” means this 2005 Stock Compensation Plan for Non-Employee Directors, as amended from time to time.

(m)	“Plan Year” means the period commencing at the opening of business on the day on which the Company’s annual meeting of stockholders is held and ending on the day immediately preceding the day on which the Company’s next annual meeting of stockholders is held.

(n)	“Prior Directors Plans” shall mean the Company’s 1992 Compensation Plan For Non-Employee Directors and the 2000 Stock Compensation Plan for Non-Employee Directors, and any subplans thereof.

(o)	“Stock Option” means a right granted to a Non-Employee Director to purchase a share of Stock at a price equal to the Fair Market Value on the date of grant. Any Stock Options granted pursuant to the Plan shall be nonqualified stock options.

Section 2.    Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan and appoint such delegates as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which Non-Employee Directors reside or are citizens of and to meet the objectives of the Plan.

Any determination made by the Committee in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee, and all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3.    Eligibility.

Only Non-Employee Directors shall be granted Awards under the Plan.

Section 4.    Common Stock Subject to the Plan.

The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 1,000,000. If any Stock Option or Other Stock-Based Award is forfeited or expires without the delivery of Common Stock to a participant, the shares subject to such Award shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise price of an Award shall be available for distribution in connection with Awards under the Plan.

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after adoption of the Plan by the Board, the Committee is authorized to make such adjustments or substitutions with respect to the Plan and any Prior Directors Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award amounts set forth in Section 5(a), and (C) to the number and kind of securities subject to outstanding Awards and, if applicable, to the grant or exercise price of outstanding Awards. In connection with any such event, the Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards.

Section 5.    Awards.

(a)	Annual Awards. On the first day of the Plan Year beginning in 2005, each Non-Employee Director serving as such immediately after the annual meeting held on such day shall be awarded a grant of that number of shares of Stock having an aggregate Fair Market Value on the date of grant equal to $120,000 (with any fractional share being rounded up to the next whole share). On the first day of each succeeding Plan Year, each Non-Employee Director serving as such immediately after the annual meeting held on such day shall receive an Award having a Fair Market Value equal to $120,000 or such greater amount as the Committee determines in its discretion. Such Award shall be made in the form of Common Stock, Stock Options, Other Stock-Based Awards, or a combination of the foregoing as the Committee determines in its discretion.

(b)	Terms of Awards.

(i)	Awards of Common Stock pursuant to Section 5(a) are eligible for participation in the Deferred Stock Program described in Section 7.

(ii)	The term of each Stock Option shall be ten years. Each Stock Option or similar Other Stock-Based Award shall vest in not less than six months (or such longer period set forth in the Award agreement) and shall be forfeited if the participant does not continue to be a Non-Employee Director for the duration of the vesting period, unless the participant ceases to be a Non-Employee Director by reason of the participant’s death or disability. Subject to the applicable Award agreement, Stock Options or similar Other Stock-Based Awards may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including, to the extent the Committee determines such a procedure to be acceptable, a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Non-Employee Director valued at Fair Market Value; provided, however, that such Common Stock shall not have been acquired by the optionee within the six months following the exercise of a Stock Option or similar Other Stock-Based Award, within six months after the lapse of any restrictions on an Other Stock-Based Award, or within six months after the receipt of Common Stock from the Company, whether in settlement of any Award or otherwise.

Section 6.    Award Agreements.

Each Award of a Stock Option or Other Stock-Based Award under the Plan shall be evidenced by a written agreement (which need not be signed by the Award recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each such Award.

Section 7.    Payments and Payment Deferrals.

(a)	The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish.

(b)

Each participant may elect to participate in a Deferred Stock Program with respect to Awards of Common Stock granted under Section 5(a). Any election to have the Company establish a Deferred Stock Account shall be made in terms of integral multiples of 25% of the number of shares of Common Stock that the participant otherwise would have been granted on each date of grant and any such election (including an existing election to participate in the Deferred Stock

Program under the Prior Directors Plans) shall remain in effect for purposes of the Plan until the participant executes a new election not to participate in the Deferred Stock Program for any future grants of Common Stock.

(c)	The Deferred Stock Account of a participant who elects to participate in the Deferred Stock Program shall be credited with shares of Deferred Stock equal to the number of shares of Common Stock that the participant elected to receive as Deferred Stock. The Deferred Stock Account shall thereafter be credited with amounts equal to the cash dividends that would have been paid had the participant held a number of shares of Common Stock equal to the number of shares of Deferred Stock in the participant’s Deferred Stock Account, and any such amounts shall be treated as invested in additional shares of Deferred Stock. Effective at the conclusion of the 2005 Annual Meeting of Shareholders, any amounts held in a participant’s Deferred Stock Account pursuant to deferrals under the Prior Directors Plans shall be treated as invested in the number of shares of Deferred Stock determined by dividing the value of the participant’s Deferred Stock Account on such date by the Fair Market Value of one share of Common Stock on such date.

(d)	The Deferred Stock Program shall be administered under such rules and procedures as the Committee may from time to time establish, including rules with respect to elections to defer, beneficiary designations and distributions under the Deferred Stock Program. Notwithstanding anything in this Plan to the contrary, all elections to defer, distributions, and other aspects of the Deferred Stock Program shall be made in accordance with and shall comply with section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and other guidance thereunder.

Section 8.    Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time without stockholder approval, including, but not limited to, any amendments necessary to comply with section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and other guidance thereunder; provided, however, that no amendment shall be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price of any Stock Option or a similar Other Stock-Based Award to less than the Fair Market Value on the date of grant (except as contemplated by Section 4); or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to participants subject to the laws of such foreign country, the Committee may not, without stockholder approval, cancel any Stock Option or similar Other Stock-Based Award and substitute therefor a new Stock Option or Other Stock-Based Award with a lower exercise price. Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Award recipients, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient’s consent.

Section 9.    Transferability.

Unless otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 10.    Unfunded Status Plan.

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 11.    General Provisions.

(a)	The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission (or any successor agency), any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)	Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

(c)	Nothing in the Plan or in any Award agreement shall confer upon any grantee the right to continued service as a member of the Board.

(d)	No later than the date as of which an amount first becomes includable in the gross income of the participant for income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)	The terms of this Plan shall be binding upon and shall inure to the benefit of any successor to Altria Group, Inc. and any permitted successors or assigns of a grantee.

(f)	The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(g)	If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(h)	If approved by stockholders, the Plan shall be effective at the conclusion of the 2005 Annual Meeting of Shareholders. Except as otherwise provided by the Board, no Awards shall be made after the Awards made immediately following the 2015 Annual Meeting of Shareholders, provided that any Awards granted prior to that date may extend beyond it.

ALTRIA GROUP, INC.

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, APRIL 28, 2005

AND PROXY STATEMENT

ALTRIA GROUP, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Altria Group, Inc. encourages you to consider voting your shares electronically over the Internet or by telephone. Vote-By-Internet and Vote-By-Telephone are available 24 hours a day, 7 days a week until 11:59 p.m. (EDT), April 27, 2005 and eliminate the need to return this proxy card.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/mo	OR	Vote-by-Telephone Call toll-free, 1-877-PRX-VOTE (1-877-779-8683)
Outside the U.S. or Canada, call collect 1-201-536-8073

If you vote by Internet or by telephone, please do not mail your proxy card.

Your vote is important. Thank you for voting.

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DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark your votes as in this example.	0142

This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR the election of directors, FOR the 2005 Performance Incentive Plan, FOR the 2005 Stock Compensation Plan for Non-Employee Directors, FOR the ratification of the selection of independent auditors and AGAINST each of the stockholder proposals.

The Board of Directors recommends a vote FOR:									The Board of Directors recommends a vote AGAINST:
		FOR	WITHHELD			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Election of Directors (Please see the reverse side.)	☐	☐	2.	2005 Performance Incentive Plan	☐	☐	☐	5.	Stockholder Proposal No. 1 Requesting Elimination of Animal Testing for Tobacco Products	☐	☐	☐
	For all nominees except as noted below ☐			3.	2005 Stock Compensation Plan for Non-Employee Directors	☐	☐	☐	6.	Stockholder Proposal No. 2 Requesting Ways to More Adequately Warn Pregnant Women	☐	☐	☐
				4.	Ratification of the Selection of Independent Auditors	☐	☐	☐	7.	Stockholder Proposal No. 3 Seeking to Cease Promoting “Light” and “Ultra Light” Brands	☐	☐	☐
									8.	Stockholder Proposal No. 4 Seeking to Extend New York Fire-Safe Products Nationally	☐	☐	☐

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Signature:                                                               Date:                          Signature:                                                               Date:

ALTRIA GROUP, INC. 2005 ANNUAL MEETING OF STOCKHOLDERS Thursday, April 28, 2005 9:00 A.M. Kraft Foods Inc. Robert M. Schaeberle Technology Center 188 River Road East Hanover, New Jersey 07936	DIRECTIONS The Kraft Foods Inc. Robert M. Schaeberle Technology Center is approximately 1 mile north of Route 10 in East Hanover, New Jersey. To request a map, please call 1-800-367-5415.

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to question 4.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card below or vote your shares electronically over the Internet or by telephone.

Please see the reverse side for instructions on voting your shares electronically over the Internet or by telephone.

RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

DETACH HERE

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P R O X Y	ALTRIA GROUP, INC. Proxy Solicited on Behalf of the Board of Directors Annual Meeting April 28, 2005

Louis C. Camilleri and Charles R.Wall, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Altria Group, Inc. (the “Company”) at the annual meeting of stockholders to be held at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, April 28, 2005, at 9:00 a.m., and at all adjournments thereof.

Election of Directors, Nominees:

	(01) Elizabeth E. Bailey (02) Harold Brown (03) Mathis Cabiallavetta	(04) Louis C. Camilleri (05) J. Dudley Fishburn (06) Robert E. R. Huntley	(07) Thomas W. Jones (08) George Muñoz (09) Lucio A. Noto	(10) John S. Reed (11) Carlos Slim Helú (12) Stephen M. Wolf

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by April 26, 2005, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

SEE REVERSE:	If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse. You need not mark any boxes.	SEE REVERSE SIDE.